Exhibit (k)(61)
EXECUTION VERSION

FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
OF
NMFC SENIOR LOAN PROGRAM IV LLC

i

ii

FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
OF
NMFC SENIOR LOAN PROGRAM IV LLC
This First Amended and Restated Limited Liability Company Agreement of NMFC Senior Loan Program IV LLC (the “Company”), dated as of May 5, 2021, is entered into by and between SkyKnight Income, LLC, a Delaware limited liability company, SkyKnight Income III, LLC, a Delaware limited liability company, and New Mountain Finance Corporation, a Delaware corporation, as the members hereunder (each, a “Member” and collectively, the “Members”).
WHEREAS, the Company was formed as a limited liability company under the Act by the filing of the Certificate of Formation with the Office of the Secretary of State of the State of Delaware on April 6, 2021, and since its formation has been governed by the Original Agreement (as hereinafter defined);
WHEREAS, the NMFC (as hereinafter defined), as the sole and managing member of the Company under the Original Agreement, wishes to amend and restate the Original Agreement in its entirety and to enter into this Agreement together with the other parties hereto; and
WHEREAS, the Members party hereto on the date hereof have contributed their respective membership interests in SLP I and SLP II (each as hereinafter defined) to the Company, as set forth in Section 3.1, and shall be the sole Members of the Company upon execution of this Agreement, and each of SLP I and SLP II shall be a wholly-owned subsidiary of the Company.
NOW THEREFORE, in consideration of the mutual agreements set forth below, and intending to be legally bound, the Members hereby agree to amend and restate the Original Agreement (which is replaced and superseded in its entirety by this Agreement) as follows:
ARTICLE 1
DEFINITIONS
For purposes of this Agreement, the following terms shall have the following meanings:
“Account Control Agreement” shall have the meaning set forth in Section 2.4(b).
“Act” shall mean the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101, et seq., as from time to time in effect.
“Administrator” shall mean New Mountain Finance Administration, L.L.C., a Delaware limited liability company, or an Affiliate thereof retained by the Company with Board Approval to perform non- discretionary administrative, transactional and loan services for the Company. The Administrator will not provide any investment advisory services for or on behalf of the Company or any Subsidiary or Alternative Investment Vehicle.
“Administration Agreement” shall mean the Administration Agreement between the Company and the Administrator, as amended from time to time with Board Approval.
“Affiliate” shall mean with respect to a Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control,” when used with respect to any specified Person means, the possession, directly or indirectly, of the power to vote more than 25% of the voting securities of such

Person or to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
“Agreement” shall mean this First Amended and Restated Limited Liability Company Agreement, as it may from time to time be amended.
“Alternative Investment Vehicle” shall mean any partnership, corporation, limited liability company or other entity created by the Company, for purposes of making, holding and disposing of one or more Investments.
“Approved Valuation Expert” shall have the meaning set forth in Section 9.4(a)(iii).
“Benchmark” shall have the meaning set forth for such term in the Loan and Security Agreement.
“Board” shall mean the Board of Managers of the Company.
“Board Approval” shall mean, as to any act to be taken or approval to be provided by the Company, the approval or subsequent ratification by the Board in the manner provided in Section 6.4.
“Board Member” shall mean each individual designated or appointed to serve as a member of the Board in accordance with this Agreement.
“Board Observer” shall mean each individual designated by a Member from time to time to serve in such capacity in accordance with Section 6.2(c).
“Business Day” shall have the meaning set forth in Section 10.15.
“Capital Account” shall mean as to each Member, the capital account maintained on the books of the Company for such Member in accordance with Section 4.1.
“Capital Call Notice” shall have the meaning set forth in Section 3.1(a).
“Capital Commitment” shall mean as to each Member, the total amount set forth on the Member List, which is contributed and/or agreed to be contributed to the Company by such Member as a Capital Contribution pursuant to the terms of this Agreement.
“Capital Contribution” shall mean as to each Member, the amount equal to the sum of (i) the aggregate amount of cash actually contributed to the equity capital of the Company by such Member and (ii) the value, as specifically approved by Board Approval (except as provided in Section 3.1(e)), of any other assets actually contributed to the equity capital of the Company by such Member, in each case as set forth on the Member List. The Capital Contribution of a Member that is an assignee of all or a portion of an equity interest in the Company shall include the Capital Contribution of the assignor (or a pro rata portion thereof in the case of an assignment of less than the entire interest of the assignor).
“Certificate of Formation” shall mean the certificate of formation of the Company filed under the Act, as from time to time amended.
“Closing Date Capital Contributions” shall mean capital contributions made by the Company on the date hereof to SLP I and SLP II with the proceeds of the initial Advance under the Loan and Security Agreement, which capital contributions are immediately used by SLP I and SLP II to repay in full and terminate the Existing Facilities.

“Code” shall mean the Internal Revenue Code of 1986, as from time to time amended.
“Collateral” shall have the meaning set forth in Section 2.4(b).
“Company” shall have the meaning set forth in the preamble of this Agreement.
“Company Counsel” shall have the meaning set forth in Section 10.11.
“Contributed Assets” shall have the meaning set forth in Section 3.1(e)(i).
“Contribution Agreements” shall mean, collectively, (i) that certain Contribution Agreement, dated as of the date hereof, by and among NMFC, SkyKnight III, the Company and SLP I and (ii) that certain Contribution Agreement, dated as of the date hereof, by and among, NMFC, SkyKnight I, the Company and SLP II.
“Default Date” shall have the meaning set forth in Section 3.3(a).
“Default Rate” shall mean, with respect to any period, the rate equal to (i) the sum of (A) the average Benchmark during such period (expressed as an annual rate) plus (B) five percent (5.0%) per annum, multiplied by (ii) a fraction, the numerator of which is the number of days in such period and the denominator of which is 365.
“Defaulting Member” shall have the meaning set forth in Section 3.3(a).
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as from time to time amended.
“ERISA Plan” shall mean a Person that is an “employee benefit plan” within shall have the meaning of, and subject to the provisions of, ERISA.
“Existing Facilities” shall mean (i) the revolving credit facility evidenced by the Loan and Security Agreement, dated as of June 17, 2014, as amended from time to time prior to the date hereof, by and among NMFC, as collateral manager, SLP I, as borrower, the lenders party thereto, Wells Fargo, as administrative agent, and Wells Fargo, as collateral custodian, and (ii) the revolving credit facility evidenced by the Loan and Security Agreement, dated as of April 12, 2016, as amended from time to time prior to the date hereof, by and among NMFC, as collateral manager, SLP II, as borrower, the lenders party thereto, Wells Fargo, as administrative agent, and Wells Fargo, as collateral custodian.
“Expenses” shall mean all fees, costs and expenses, of whatever nature, directly or indirectly borne by the Company or any Subsidiary or for the Company or a Subsidiary by a Member, including, without limitation: Organization Costs; costs borne under the Administration Agreement; any sub- administrative services agreement or borne with respect to any Subsidiary or Alternative Investment Vehicle; any expenses or payments with respect to any Facility, such as commitment fees, principal and accrued interest; all out-of-pocket and travel costs and expenses reasonably incurred by a Member in connection with Investments by the Company or a Subsidiary; but excluding, for the avoidance of doubt, any indemnities borne by the Company or a Subsidiary.
“Facility”: shall mean any credit facility secured by any assets owned directly or indirectly by the Company and/or any Subsidiary and/or Alternative Investment Vehicle in connection with the Company’s incurrence of indebtedness for borrowed money.

“GAAP” shall mean United States generally accepted accounting principles or any successor accounting principles thereto, in effect from time to time.
“GAAP Profit or GAAP Loss” shall mean, as to any transaction or fiscal period, the net income or loss of the Company under GAAP.
“Harm” shall have the meaning set forth in Section 6.14(a).
“Indemnified Person” shall have the meaning set forth in Section 6.14(a).
“Independent Board Member” shall have the meaning set forth in Section 6.2(a).
“Initial Closing” shall mean the date of the initial closing of the Company, which shall take place on the date first set forth above.
“Investment” shall mean, to the extent permitted by the Loan and Security Agreement, an investment of any type held, directly or indirectly, by the Company from time to time. By way of example, and without limitation, Investments may include Portfolio Investments, loans, notes, bonds and other debt instruments, total return swaps and other derivative instruments, participation interests, warrants, equity securities (including common stock, preferred stock, limited liability company membership interests, partnership interests and structured equity products), portfolios of any of the foregoing and derivative instruments related to any of the foregoing.
“Investment Company Act” shall mean the Investment Company Act of 1940, as from time to time amended.
“Investment Period” shall mean the period commencing on the date of the Initial Closing and ending on the fifth anniversary of the Initial Closing, subject to extension for up to one (1) year with the approval of the Board.
“Investment Proceeds” shall have the meaning set forth in Section 5.1(a).
“Investor Laws” shall mean the United States Bank Secrecy Act, the United States Money Laundering Act of 1986, the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, the USA Patriot Act or any other law or regulation to which the Company, a Member, or such Member’s investment in the Company may be subject from time to time.
“Investor-Related Taxes” shall mean any tax withheld from the Company or paid over by the Company, in each case, directly or indirectly, with respect to or on behalf of a Member, and interest, penalties and/or any additional amounts with respect thereto, including without limitation, (i) a tax that is determined based on the status, action or inaction (including the failure of a Member to provide information to eliminate or reduce withholding or other taxes) of a Member, or (ii) an “imputed underpayment” within the meaning of Section 6225 of the Code and any other similar tax, attributable to a Member, as determined by the NMFC in its discretion.
“Loan and Security Agreement” shall have the meaning set forth in Section 2.4(b).
“LSA Administrative Agent” shall have the meaning set forth in Section 2.4(b).
“LSA Collateral Custodian” shall have the meaning set forth in Section 2.4(b).

“LSA Guarantors” shall have the meaning set forth in Section 2.4(b).
“LSA Lenders” shall have the meaning set forth in Section 2.4(b).
“LSA Securities Intermediary” shall have the meaning set forth in Section 2.4(b).
“Material Action” shall have the meaning set forth in Section 6.4(b).
“Member” shall mean each Person identified as a Member in the first sentence hereof, and any Person that is or becomes a Member of the Company in accordance with the terms of Section 7.1.
“Member List” shall have the meaning set forth in Section 2.7.
“NMFC” shall mean New Mountain Finance Corporation, a Delaware corporation, or any Person substituted for NMFC as a Member pursuant to the terms of this Agreement.
“Non-Contributing Member” shall have the meaning set forth in Section 3.2.
“Non-Independent Board Member” shall mean a Board Member that is not an Independent Board Member.
“Organization Costs” shall mean all out-of-pocket costs and expenses reasonably incurred directly by the Company or indirectly for the Company by a Member or its Affiliates in connection with the formation, capitalization (including, without limitation, in connection with the contribution of the Contributed Assets) and financing of the Company, the initial offering of Company interests to SkyKnight and NMFC, and the preparation by the Company to commence its business operations, including, without limitation, reasonable and documented (i) fees and disbursements of legal counsel to the Company or its Affiliates and to SkyKnight and NMFC, (ii) accountant fees and other fees for professional services, (iii) travel costs and other out-of-pocket expenses, and (iv) costs incurred in connection with the establishment of a Facility.
“Original Agreement” shall mean the initial Limited Liability Company Agreement of the Company, dated as of April 6, 2021.
“Outside Indemnitors” shall have the meaning set forth in Section 6.14(e).
“Partnership Representative” shall have the meaning set forth in Section 6.15.
“Permitted Capital Contributions” shall mean capital contributions by the Company to any of SLP I or SLP II with proceeds that are available to the Company for either paying expenses or making distributions in accordance with the Loan and Security Agreement, which are used by SLP I or SLP II (as applicable) to pay any expenses or liabilities of such entity.
“Person” shall include an individual, corporation, partnership, association, joint venture, company, limited liability company, trust, governmental authority or other entity.
“Portfolio Company” shall mean, with respect to any Investment, any Person that is the issuer of any equity securities, equity-related securities or obligations, debt instruments or debt-related securities or obligations (including senior debt instruments, including investments in senior loans, senior debt securities and any notes, bonds or other evidences of indebtedness, preferred equity, warrants, options, subordinated debt, mezzanine securities or similar securities or instruments) that are the subject of such Investment. Portfolio Companies do not include Subsidiaries.
“Portfolio Investment” shall have the meaning set forth in Section 2.4(b).
“Priority of Payments” shall mean the provisions of the Loan and Security Agreement setting forth the order of application and distribution on a periodic basis of principal proceeds, interest proceeds and other proceeds of the Company’s investments, and set forth in Sections 2.7 and 2.8 of the Loan and Security Agreement as of the date hereof.
“Proceeding” shall have the meaning set forth in Section 6.14(a).
“Profit or Loss” shall mean, as to any transaction or fiscal period, the GAAP Profit (“Profit”) or GAAP Loss (“Loss”) with respect to such transaction or period, with such adjustments thereto as may be required by this Agreement; provided that in the event that the Value of any Company asset is adjusted under Section 9.4, the amount of such adjustment shall in all events be taken into account in the same manner as gain or loss from the disposition of such asset for purposes of computing Profit or Loss, and the gain or loss from any disposition of such asset shall be calculated by reference to such adjusted Value; and provided, further, that GAAP Profit or GAAP Loss may be adjusted with Board Approval, including any adjustment to amortize Organization Costs over four (4) years or such other period deemed appropriate by Board Approval.
“Proportionate Share” shall mean, as to any Member, the percentage that its Capital Contribution represents of all Capital Contributions.
“Reserved Amount” shall have the meaning set forth in Section 5.3(a).
“Revolving Credit Loan” shall mean any revolving credit facility or similar credit facility provided by the Company or any Subsidiary, directly or indirectly, to a borrower or acquired from another Person; provided that in the case of any such credit facility provided or acquired indirectly through another entity which is not wholly owned by the Company, the Revolving Credit Loan shall be the Company’s proportionate share thereof.
“SEC” shall mean the U.S. Securities and Exchange Commission or its staff.
“Securities Act” shall mean the Securities Act of 1933, as from time to time amended
“Senior Secured Loans” shall mean senior secured loans that are secured by a first lien or a second lien on some or all of the obligor’s assets, including, without limitation, traditional senior secured loans and any related Revolving Credit Loan or delayed draw loan as well as loans provided pursuant to unitranche credit facilities which are secured by a first lien on some or all of the obligor’s assets.
“SkyKnight” shall mean SkyKnight I and Sky Knight III, collectively. For the avoidance of doubt, immediately after the effectiveness of the SkyKnight Transfer, all references in this Agreement to “SkyKnight” shall be understood to refer to SkyKnight Alpha.
“SkyKnight Alpha” shall mean SkyKnight Income Alpha, LLC, a Delaware limited liability company, or any Person substituted for SkyKnight Alpha as a Member pursuant to the terms of this Agreement.

“SkyKnight I” shall mean SkyKnight Income, LLC, a Delaware limited liability company, or any Person substituted for SkyKnight I as a Member pursuant to the terms of this Agreement. For the avoidance of doubt, immediately after the effectiveness of the SkyKnight Transfer, all references in this Agreement to “SkyKnight I” shall be understood to refer to SkyKnight Alpha.
“SkyKnight III” shall mean SkyKnight Income III, LLC, a Delaware limited liability company, or any Person substituted for SkyKnight III as a Member pursuant to the terms of this Agreement. For the avoidance of doubt, immediately after the effectiveness of the SkyKnight Transfer, all references in this Agreement to “SkyKnight III” shall be understood to refer to SkyKnight Alpha.
“SkyKnight Transfer” shall mean the transfer of the membership interests held by SkyKnight I and SkyKnight III in the Company to SkyKnight Alpha that will be effected immediately after the parties hereto enter into this Agreement pursuant to a certain Contribution Agreement that will be entered into by and among SkyKnight I, SkyKnight III, SkyKnight Alpha and the Company.
“SLP I” shall mean NMFC Senior Loan Program I LLC, a Delaware limited liability company.
“SLP II” shall mean NMFC Senior Loan Program II LLC, a Delaware limited liability company.
“Special Member” shall have the meaning set forth in Section 8.2(b).
“Special Purpose Provisions” shall have the meaning set forth in Section 10.10(c).
“Subsidiary” shall mean any investment vehicle directly or indirectly owned, in whole or in part, and solely controlled by the Company; provided that a Subsidiary shall not include any Alternative Investment Vehicle or Portfolio Company. For the avoidance of doubt, each of SLP I and SLP II shall be deemed a Subsidiary of the Company for purposes of this Agreement.
“Temporary Advance” shall have the meaning set forth in Section 3.2.
“Temporary Advance Rate” shall mean, with respect to any period, the rate equal to (i) the sum of (A) the average Benchmark during such period (expressed as an annual rate) plus (B) five percent (5.0%) per annum, multiplied by (ii) a fraction, the numerator of which is the number of days in such period and the denominator of which is 365.
“Transaction Documents” shall have the meaning ascribed to such term in the Loan and Security Agreement.
“Treasury Regulations” shall mean all final and temporary federal income tax regulations, as amended from time to time, issued under the Code by the United States Treasury Department.
“Valid Company Purposes” shall include, subject to the terms and provisions of the Loan and Security Agreement, directly or indirectly: (i) making and entering into Investments or acquiring assets, and entering into, and complying with obligations under, any Facility, (ii) making Investments which the Company or any of its Subsidiaries was committed to make in whole or in part (as evidenced by a commitment letter, term sheet or letter of intent, or definitive legal documents under which less than all advances have been made) and satisfying funding or other obligations with respect to all Investments including any ongoing funding obligations relating to all Revolving Credit Loans that are revolving loans and delayed draw term loans, (iii) funding Reserved Amounts, (iv) making protective investments (including making protective advances and/or exchanges), which may require capital commitments and ongoing obligations of the Company, any Alternative Investment Vehicle or any Subsidiary, (v) satisfying collateral requirements or margin calls for any Facility or any derivative instrument or making capital contributions to avoid or cure any borrowing base deficiency, default, event of default, potential termination event or termination event relating to any Facility or any derivative instrument or other indebtedness incurred by the Company or a Subsidiary and repaying such indebtedness, (vi) paying Expenses, indemnification amounts payable under this Agreement, and such other costs and expenses as set forth herein, (vii) taking any action in furtherance of the foregoing, including, without limitation, making any state or federal regulatory or public filings of certificates, documents or other instruments, or (viii) any matter in connection with the foregoing, or any decision or action relating to such matter (actions described in clauses (i) through (viii) are subject, in each instance, to obtaining Board Approval pursuant to Section 6.4).
“Value” shall mean, as of the date of computation with respect to some or all of the assets of the Company or any assets acquired by or contributed to the Company, the value of such assets determined in accordance with Section 9.4; provided that the initial Value of any asset (other than cash and, as contemplated under Section 3.1(e), other than the initial value of the Contributed Assets) contributed as a Capital Contribution shall be determined by Board Approval as provided in Section 3.1(a).
“Wells Fargo” shall mean Wells Fargo Bank, National Association.
ARTICLE 2
GENERAL PROVISIONS
Section 2.1    Formation of the Limited Liability Company. The Company was formed under and pursuant to the Act upon the filing of the Certificate of Formation with the Office of the Secretary of State of the State of Delaware, and the Members hereby agree to continue the Company under and pursuant to the Act. The Members agree that the rights, duties and liabilities of the Members shall be as provided in the Act, except as otherwise provided herein. Each Person being admitted as a Member as of the date hereof shall be admitted as a Member at the time such Person has executed this Agreement or a counterpart of this Agreement.
Section 2.2    Company Name. The name of the Company shall be “NMFC Senior Loan Program IV LLC” or such other name as approved by Board Approval.
Section 2.3    Place of Business; Agent for Service of Process.
(a)    The registered office of the Company in the State of Delaware shall be c/o The Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801, or such other place as the Board may designate. The principal business office of the Company shall be at 1633 Broadway 48th Floor, New York, New York 10019, or such other place as may be approved by Board Approval (with prompt written notice of such principal business office being provided to each of the Members). The Company may also maintain additional offices at such place or places as may be approved by Board Approval.
(b)    The agent for service of process on the Company pursuant to the Act shall be The Corporation Trust Company, or such other Person as the Board may designate with Board Approval.
Section 2.4    Principal Purpose and Powers of the Company.
(a)    The principal purpose of the Company is, directly or indirectly (through Subsidiaries, Alternative Investment Vehicles or other Persons), to make Investments, including

Investments in Senior Secured Loans that are made to middle-market companies or in broadly syndicated Senior Secured Loans.
(b)    In furtherance of such purpose, the Company shall have the following powers, subject in each instance (except with respect to the power listed in Section 2.4(b)(i)) to obtaining Board Approval pursuant to Section 6.4:
(i)    to acquire, or have acquired, and hold the Contributed Assets as contemplated in Section 3.1(e) (it being acknowledge and agreed that the Company’s acquisition of the Contributed Assets is not subject to Board Approval as provided in Section 3.1(e));
(ii)    to acquire corporate loans that the Board believes satisfy the eligibility criteria for a permitted loan under the terms of the Loan and Security Agreement so long as the Loan and Security Agreement remains in full force and effect (otherwise, as determined by the Board) (collectively, the “Portfolio Investments”) by way of purchase or capital contribution and to fund all or a portion of the purchase price thereof and expenses relating thereto or incurred in connection with the Loan and Security Agreement and the other Transaction Documents, by borrowing from the lenders under the Loan and Security Agreement;
(iii)    to purchase Portfolio Investments from Persons who are not Affiliates of the Company, and so long as the Loan and Security Agreement remains in full force and effect, solely to the extent permitted by the Loan and Security Agreement; provided, however, that nothing in this Agreement shall limit the ability of the Company to acquire, or have acquired, and hold the Contributed Assets pursuant to the Contribution Agreements;
(iv)    upon purchasing a Portfolio Investment that is a commercial loan, to become a party to any related agreements as a lender in respect of such Portfolio Investment, and so long as the Loan and Security Agreement remains in full force and effect, solely to the extent permitted by the Loan and Security Agreement;
(v)    to dispose of Portfolio Investments from time to time, and so long as the Loan and Security Agreement remains in full force and effect, solely to the extent permitted by the Loan and Security Agreement;
(vi)    to hold property ancillary to the Portfolio Investments such as equity securities received upon exercise of remedies or in connection with a workout or bankruptcy proceeding affecting the applicable Portfolio Company and proceeds thereof, and so long as the Loan and Security Agreement remains in full force and effect, solely to the extent permitted by the Loan and Security Agreement;
(vii)    to enter into and to exercise its rights and perform its obligations under the loan and security agreement, loan and servicing agreement or other credit facility agreement (as amended, restated, modified or supplemented from time to time, the “Loan and Security Agreement”), to be entered into among the Company, as the borrower, the LSA Guarantors, each of the lenders from time to time party thereto (the “LSA Lenders”), NMFC, as the collateral manager, Wells Fargo, as the administrative agent (together with any successor in such capacity, the “LSA Administrative Agent”), and

Wells Fargo, as the collateral custodian (together with any successor in such capacity, the “LSA Collateral Custodian”);
(viii)    to enter into and to exercise its rights and perform its obligations under the securities account control agreement or similar agreement (as amended, restated, modified or supplemented from time to time, the “Account Control Agreement”), among the Company, as the pledgor, the LSA Administrative Agent and Wells Fargo, as the LSA Collateral Custodian and as the securities intermediary (together with any successor in such capacity, the “LSA Securities Intermediary”);
(ix)    (A) to grant a security interest to the LSA Administrative Agent, for the benefit of the LSA Lenders and the other Secured Parties (as defined in the Loan and Security Agreement), in all of the Company’s right, title and interest in and to all of its assets, including the Portfolio Investments, the Contributed Assets and the proceeds thereof (as more specifically described in the Loan and Security Agreement, the “Collateral”) to secure all of its obligations under the Transaction Documents; (B) to execute and deliver any fee letters to the LSA Lenders, the LSA Administrative Agent and/or the LSA Collateral Custodian in connection with the Loan and Security Agreement or any amendment thereto and to pay the fees or other compensation pursuant thereto; (C) to appoint NMFC as its collateral manager under the Loan and Security Agreement and authorize NMFC to acquire, administrate and dispose of Portfolio Investments in accordance with the terms of this Agreement and the Loan and Security Agreement as further set forth in Section 6.1(c) hereof; (D) to enter into, execute and deliver, perform its obligations under and exercise its rights under any of the other Transaction Documents; (E) to maintain each of SLP I and SLP II as wholly-owned subsidiaries of the Company under the Loan and Security Agreement until such time as such entity owns no loans and has no other material assets (other than expense and liability reserves); (F) to cause each of SLP I and SLP II to execute and deliver the Loan and Security Agreement as guarantors (in such capacity, the “LSA Guarantors”) and to grant a security interest to the LSA Administrative Agent, for the benefit of the LSA Lenders and the other Secured Parties (as defined in the Loan and Security Agreement), in all of the LSA Guarantors’ respective right, title and interest in and to all of their assets, including the Portfolio Investments and the proceeds thereof; (G) to make the Closing Date Capital Contributions to SLP I and SLP II with proceeds of the initial Advance under the Loan and Security Agreement for the purpose of repaying in full and terminating the Existing Facilities; and (H) from time to time to make Permitted Capital Contributions to SLP I and SLP II;
(x)    to open and maintain all bank accounts and/or securities accounts permitted or required by the Loan and Security Agreement and to pay all fees and expenses in connection therewith;
(xi)    to preserve and maintain its limited liability company existence; and
(xii)    to engage in any activity and to exercise powers permitted to limited liability companies under the laws of the State of Delaware that are incidental to the foregoing and necessary or convenient to accomplish the foregoing.
Section 2.5 Fiscal Year. The fiscal year of the Company shall end on December 31 of each year.

Section 2.6    Liability of Members. Except as expressly provided in this Agreement (including with respect to any payments required pursuant to Section 5.2), a Member shall have such liability for the repayment, satisfaction and discharge of the debts, liabilities and obligations of the Company only as is provided by the Act. A Member that receives a distribution made in violation of the Act shall be liable to the Company for the amount of such distribution to the extent, and only to the extent, required by the Act. Subject to the first sentence of this Section 2.6, the Members shall not otherwise be liable for the repayment, satisfaction or discharge of the Company’s debts, liabilities and obligations, except that each Member shall be required to make Capital Contributions in an amount up to their respective Capital Commitments in accordance with the terms of this Agreement and shall be required to repay any distributions which are not made in accordance with this Agreement.
Section 2.7    Member List. The Administrator shall cause to be maintained in the principal office of the Company a list in the form of Schedule A attached hereto (the “Member List”) setting forth, with respect to each Member, such Member’s name, address, Capital Commitment, Capital Contributions, Proportionate Share and such other information as the Administrator or the Board may deem necessary or desirable or as required by the Act. The Administrator shall from time to time update the Member List as required to reflect accurately the information therein. Any reference in this Agreement to the Member List shall be deemed to be a reference to the Member List as in effect from time to time.
Section 2.8    Member Representations and Warranties. Each Member represents and warrants that: (i) such Member (and each holder of voting securities of such Member, to the extent that such Member may be deemed to have been formed for the purpose of investing in the Company) is (A) an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act and (B) a “qualified purchaser”, as that term is defined under the Investment Company Act; (ii) such Member is not a “Benefit Plan Investor”, as that term is defined under Section 3(42) of ERISA and any regulations promulgated thereunder; (iii) such Member is duly incorporated or formed, as applicable, and is validly existing in good standing as a corporation or limited liability company, as applicable, under the laws of the State of Delaware and possesses all requisite power and authority necessary to carry out the its obligations under this Agreement; (iv) the execution and delivery of this Agreement by such Member, and the performance by such Member of its obligations hereunder, have been duly authorized by all necessary corporate or limited liability company action, as applicable, and upon execution and delivery by each of the other parties hereto, this Agreement will be a legal, valid and binding agreement of such Member, enforceable against such Member in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity); and (v) any capital contributions made by such Member to the Company shall not directly or indirectly be derived from activities that may contravene applicable Investor Laws.
Section 2.9    Separate Legal Entity. Notwithstanding anything to the contrary in this Agreement or in any other document governing the Company, the Company shall be operated in such a manner that it would not be substantively consolidated in the estate of any Person in the event of a bankruptcy or insolvency of such Person, and in such regard the Company shall:
(a)    at all times have at least one Independent Board Member whose consent shall be required for the Company to take any Material Action;
(b)    not become involved in the day-to-day management of any other Person (other than SLP I and SLP II as sole member thereof or otherwise);

(c)    conduct all business correspondence of the Company and other communication in the Company’s own name and through its own authorized officers and/or agents;
(d)    make all investments to be made by it solely in its own name;
(e)    not commingle any of its assets with the assets of any Member or with those of any other Person and maintain its own deposit account or accounts, separate from those of any other Person, with the LSA Securities Intermediary or other commercial banking institutions if permitted by the Loan and Security Agreement;
(f)    maintain (i) its Company records and books of account and its financial and accounting books and records in compliance with generally accepted accounting principles, separate from those of any Member or from those of any other Person and (ii) maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person and not have its assets listed on any financial statement of any other Person; provided, however, that the Company’s assets and liabilities (and the assets and liabilities of SLP I and SLP II) may be included in a consolidated financial statement of the Company or its Affiliates so long as (x) the separateness of the Company from such Affiliate and (y) the fact that the Company’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate is disclosed by such Affiliate within all such consolidated financial statements;
(g)    pay solely from its own assets all obligations, liabilities and indebtedness of any kind incurred by the Company, and not pay, assume or guarantee from its assets any obligations or indebtedness of any Member or any other Person or hold itself or its credit out as being available to satisfy the obligations of any Member or any other Person; provided that (i) the Closing Date Capital Contributions and the Permitted Capital Contributions shall be permitted and (ii) SLP I and SLP II shall be guarantors of the obligations of the Company under the Loan and Security Agreement and shall pledge their assets to secure such guaranteed obligations;
(h)    not engage in transactions except as expressly set forth in this Agreement, the Loan and Security Agreement or any other Transaction Document and matters necessarily incident thereto and shall observe all necessary, appropriate and customary limited liability company formalities;
(i)    not enter into any transaction with any Affiliate, other than those transactions expressly contemplated or permitted by this Agreement, the Contribution Agreements or the Loan and Security Agreement;
(j)    transact all business with Affiliates on an arm’s length basis (except for services provided by NMFC in its capacity as Collateral Manager) and pursuant to enforceable agreements (it being understood that (i) this Agreement, the Transaction Documents and the Contribution Agreements satisfy such requirement and (ii) actions taken in accordance with the express provisions of this Agreement, the Transaction Documents and the Contribution Agreements satisfy such requirement);
(k)    prepare separate tax returns from its Members (so long as the Company has more than one Member);
(l)    maintain sufficient duly compensated agents (including the Administrator acting pursuant to the Administration Agreement) to run its contemplated business and operations and compensate its agents from its own available funds for services provided to it (provided that NMFC, as collateral manager under the Loan and Security Agreement, will not receive compensation for such services);

(m)    except as otherwise provided in the Loan and Security Agreement, the Contribution Agreements or any other Transaction Document, not acquire obligations or securities of any Member or pledge its assets for the benefit of any other Person;
(n)    except as required by the Loan and Security Agreement or any other Transaction Document, not assume or guaranty any liabilities of any Member or any other Person;
(o)    not incur, create or assume any indebtedness for borrowed money other than the indebtedness to be incurred under the Loan and Security Agreement or as expressly permitted herein or under the Loan and Security Agreement or any other Transaction Document;
(p)    not make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person, except that the Company may invest in those investments permitted herein and under the Loan and Security Agreement, including the Contributed Assets;
(q)    to the fullest extent permitted by law, not engage in any dissolution, liquidation, consolidation, merger, asset sale or transfer of ownership interests other than such activities as are expressly permitted herein or pursuant to the Loan and Security Agreement or any other Transaction Document;
(r)    not declare or permit any distribution to any Member or any of their respective Affiliates other than out of legally available funds and otherwise in accordance with the Loan and Security Agreement or any other Transaction Document;
(s)    hold itself out and identify itself as a separate and distinct entity under its own name and not as a division or part of any other Person; provided, however, that nothing in this Agreement shall limit the ability of the Company to acquire, or have acquired, and hold the Contributed Assets as contemplated in Section 3.1(e), including without limitation, with respect to SLP I and SLP II becoming wholly owned subsidiaries of the Company, and treated as entities disregarded from the Company for U.S. federal income tax purposes. The Company shall engage in transactions solely in its own name and through its own authorized officers and agents (which may include NMFC in its capacity as collateral manager under the Loan and Security Agreement or a replacement collateral manager in accordance with Section 6.1(c) hereof). Except to the extent provided herein, in the Administration Agreement or in the Loan and Security Agreement or any other Transaction Document (including as provided in the preceding sentence), no Affiliate of the Company shall be appointed as an agent of the Company;
(t)    promptly correct any known misunderstanding regarding its separate identity; and
(u)    maintain adequate capital in light of its contemplated business operations (provided, however, the foregoing shall not require the Members to make additional capital contributions to the Company) and not engage in any transaction with any of its Affiliates involving any intent to hinder, delay or defraud any Person.
Failure of the Company to comply with any of the foregoing covenants or any other covenants contained in this Agreement shall not affect the status of the Company as a separate legal entity or the limited liability of the Independent Board Member.

ARTICLE 3
COMPANY CAPITAL AND INTERESTS
Sect ion 3.1    Capital Commitments; Capital Contributions.
(a)    Each Member’s Capital Commitment shall be set forth on Schedule D and on the Member List. Each Member’s initial Capital Contributions shall be set forth on Schedule C. In exchange for each Member’s Capital Commitment, each Member has received an interest in the Company, including such Member’s interest in the capital, income, gains, losses, deductions and expenses of the Company, the right to designate, appoint, remove and replace Board Members and their respective successors and the right to vote, if any, on certain Company matters, in each instance in accordance with and subject to the terms and conditions of this Agreement. There will only be one class of interests in respect of and issued by the Company. Each Member’s Capital Contribution shall be subject to Board Approval and shall be made from time to time upon no less than three (3) Business Days prior notice from the Administrator (or any other Person with the power and authority to call the Capital Commitments) specifying (i) the amount then to be paid, (ii) the intended use of such funds (including for the making or purchasing interests in Investments on behalf of the Company, any Subsidiary or Alternative Investment Vehicle, payment of Expenses, and payment of indemnification and/or other obligations), and (iii) the due date for the related Capital Contribution (each, a “Capital Call Notice”); provided that, the Board shall not authorize any Capital Contribution from a Member unless a related capital call is made on all other Members, pro rata, based upon their respective Capital Commitments; and provided further, that to the extent that the intended use of any such capital call is to avoid an adverse consequence under the Loan and Security Agreement, the Capital Contributions with respect to such capital call shall not exceed 10% of the Advances Outstanding (as such term is defined in the Loan and Security Agreement) as of the date of such capital call; and provided, further, that, notwithstanding the foregoing or anything to the contrary herein, the Capital Contributions comprising the Contributed Assets shall be payable to the Company at the Initial Closing and a Capital Call Notice and capital call shall not be required to be delivered in respect of such Capital Contributions. Each Capital Contribution shall be payable in cash in U.S. dollars or, with Board Approval (except as provided in Section 3.1(e)), in in-kind contributions of Investments or other assets at a value and pursuant to documentation that (except as provided in Section 3.1(e)) are approved by the Board. For the avoidance of doubt, for purposes of calculating the unpaid balances of the Capital Commitments, in-kind contributions will carry the value approved by the Board at the time the contribution is made (except as provided in Section 3.1(e)). Capital Contributions shall be made by all Members pro rata based on their respective Capital Commitments.
(b)    Capital Contributions made in cash which are not used for their intended purpose or for any other purpose permitted by the terms of this Agreement shall be returned to the Members within ninety (90) days in the same proportion in which made, in which case such amounts shall be added back to the unfunded Capital Commitments of the Members and may be recalled by the Company as set forth in this Article 3; provided, however, that no such amount shall be paid to a Member that is, or has been, a Defaulting Member at any time during such ninety (90) day period. Capital Contributions which have been returned to Members also may be recalled to the extent provided by Section 5.3(a).
(c)    The Members shall under no circumstance be obligated to make Capital Contributions to the Company in excess of their respective Capital Commitments.

(d)    During the Investment Period, the Company may request Capital Contributions to fund the purchase of Investments and, to the extent that Expenses are not reimbursed by the obligor of an Investment made by the Company, to pay Expenses. After the end of the Investment Period, the Members shall be released from any further obligations to make Capital Contributions with respect to their Capital Commitments, except to (i) fund a pending Capital Call Notice; (ii) fund an Investment that the Company has committed to prior to the termination of the Investment Period; (iii) fund an Investment under active consideration pursuant to a memorandum of understanding or letter of intent, whether or not binding, by the Company prior to the end of the Investment Period; and (iv) take any actions in clauses (ii) , (iii), (v) and (vi) of Valid Company Purposes.
(e)    Contributed Assets. Without limiting the generality of Section 3.1, each of the Members acknowledges and agrees as follows:
(i)    each Member has contributed all of the membership interests in SLP I and/or SLP II held by such Member, as applicable (the “Contributed Assets”), to the Company, by way of an in-kind contribution in consideration for membership interests in the Company, pursuant to the Contribution Agreements;
(ii)    a Member’s contribution of the applicable Contributed Assets it has contributed to the Company shall be deemed to be an in-kind Capital Contribution in respect of such Member’s Capital Commitment and shall be considered the initial Capital Contributions made by such Member as set forth on Schedule C. Notwithstanding anything to the contrary herein, including without limitation, Sections 3.1(a) and 9.4, (A) the value attributed to the Contribution Assets as of the date hereof shall be as set forth in Schedule C, and (B) such valuation and the Capital Contribution of the Contributed Assets to the Company, in each case, as set forth in Schedule C are hereby approved, confirmed and ratified in all respects by the Members and shall not require Board Approval; and
(iii)    by entering into this Agreement and acquiring membership interests in the Company, each of the Members shall be deemed to have acknowledged and consented to any actual or potential conflicts of interest relating to any such in-kind contributions.
Section 3.2    Temporary Advances.
(a)    Subject to Board Approval, one or more Members or their subsidiaries, in its discretion, may make loans (each, a “Temporary Advance”) to temporarily fund the obligations of another Member who fails to make Capital Contributions as set forth in Section 3.1 or to provide the funding contemplated by Section 3.2(b) (“Non-Contributing Member”), by paying the amount of such Temporary Advance to the Company on behalf of the Non-Contributing Member. Temporary Advances plus interest at the Temporary Advance Rate accrued thereon, shall be repaid directly by the Non-Contributing Member or be returned, as and when available, from Investment Proceeds otherwise distributable to such Non-Contributing Member (and such distributions shall be treated for all purposes of this Agreement as distributed to such Non-Contributing Member); provided, that, a Member’s repayment of interest in respect of a Temporary Advance shall not reduce the amount of such Member(s) remaining Capital Commitment. For example, if the Company has called Capital Contributions of $200 from the Members (i.e., $100 per Member), and one Member contributes $200 because the Non-Contributing Member is unwilling or unable to contribute its $100 before the date required by

Section 3.1, then the $100 advanced on behalf of the Non-Contributing Member shall constitute a Temporary Advance. The parties agree that the Temporary Advances shall be a non-recourse loan from the Member making such Temporary Advance to the Non-Contributing Member followed by a Capital Contribution by the Non-Contributing Member to the Company.
(b)    If the Board fails to timely approve a call for Capital Contributions in cash in accordance with Section 3.1 that is (i) requested by any Member and (ii) intended to avoid or cure any borrowing base deficiency, default, event of default, potential termination event or termination event relating to any Facility or any derivative instrument or other indebtedness incurred by the Company or a Subsidiary, each of the other Members may, in its sole discretion, fund in cash only the amount necessary to avoid or cure such borrowing base deficiency, default, event of default, potential termination event or termination event as required under the terms of any such Facility, derivative instrument or other indebtedness of the Company or any Subsidiary without Board Approval, and the amount of any such funding shall be deemed a Temporary Advance from the advancing Member to the Non-Contributing Member and repaid or returned to the advancing Member (together with interest accruing on such amount accrued thereon at the Temporary Advance Rate) as set forth in Section 3.2(a); provided that all interest due and payable in respect of any Temporary Advance shall be the sole responsibility of the Non-Contributing Member(s) and shall not reduce the amount of such Non-Contributing Member(s) remaining Capital Commitment.
Section 3.3    Defaulting Members.
(a)    Upon the failure of any Member (a “Defaulting Member”) to pay in full any portion of such Member’s Capital Commitment within the time period specified in the related Capital Call Notice (the Business Day next succeeding the tenth (10th) Business Day immediately following the expiration of such time period being the “Default Date”) in accordance with Section 3.1(a), each non-Defaulting Member, in its sole discretion, shall have the right, without notice to the Defaulting Member, to pursue one or more of the following remedies on behalf of the Company:
(i)    collect such unpaid portion (and all attorneys’ fees and other costs incident thereto) by exercising and/or pursuing any legal remedy the Company may have;
(ii)    contribute such unpaid portion to the Company, which amount shall be deemed a Temporary Advance and returned to the non-defaulting Member pursuant to Section 3.2 hereof;
(iii)    charge interest on the unpaid balance of any overdue Capital Commitment at a rate equal to the Default Rate, from the date such balance was due and payable through the date full payment for such Capital Commitment is actually made; and/or
(iv)    exercise all rights of a secured creditor at law or in equity, including the right to sell all of the interest in the Company held by the Defaulting Member to the Company or another Person (including, without limitation, an existing Member) at a price equal to the Capital Account of the Defaulting Member adjusted to reflect the Value of the Company as determined as of the date of the last valuation pursuant to Section 9.4 (and be required to assume the Defaulting Member’s remaining Capital Commitment), with the proceeds from such sale to be applied in the following order: first, to the payment of the expenses of the sale; second, to the payment of the expenses of the

Company resulting from the default, including court costs and penalties, if any, and reasonable attorneys’ fees and costs; third, to the payment of all amounts due from the Defaulting Member to the Company, including the amount of the Defaulting Member’s Capital Contribution required pursuant to the related Capital Call Notice and interest due thereon pursuant to Section 3.3(a)(iii); fourth, to the Defaulting Member, an amount up to fifty percent (50%) of the amount the Defaulting Member previously contributed to the Company less any distributions previously made to the Defaulting Member; and thereafter, any remainder to the Company;
Except as set forth below, the non-Defaulting Member’s election to pursue any one of such remedies shall not be deemed to preclude the Company or such non-Defaulting Member from pursuing any other such remedy, or any other available remedy, simultaneously or subsequently. For the avoidance of doubt, if applicable, a Member shall not be deemed to be a Defaulting Member until the resolution of any dispute as to whether the Member failed to pay in full any portion of such Member’s Capital Commitment within the time period specified in the related Capital Call Notice in accordance with Section 3.1(a).
(b)    Notwithstanding any provision of this Agreement to the contrary,
(i)    a Defaulting Member shall remain fully liable to the creditors of the Company to the extent provided by law as if such default had not occurred;
(ii)    a Defaulting Member shall not be entitled to distributions made after the Default Date until the default is cured;
(iii)    a default may be cured by a Defaulting Member within ten days by contribution to the Company of an amount equal to the sum of the unpaid balance of any overdue Capital Commitment_plus interest accrued therein at the Default Rate; and
(iv)    the Company shall not make new Investments after the Default Date until the default is cured, except as permitted pursuant to clauses (ii) through (viii) of Valid Company Purposes.
Section 3.4    Interest or Withdrawals. Except for the payment of interest in connection with a Temporary Advance as provided in Section 3.2, no Member shall be entitled to receive any interest on any Capital Contribution to the Company. Except as otherwise specifically provided herein, no Member shall be entitled to withdraw any part of its Capital Contributions or Capital Account balance.
ARTICLE 4
ALLOCATIONS
Section 4.1    Capital Accounts.
(a)    An individual capital account (a “Capital Account”) shall be maintained for each Member consisting of such Member’s Capital Contributions, increased or decreased by Profit or Loss allocated to such Member, decreased by the cash or Value of property distributed to such Member (giving net effect to any liabilities the property is subject to, or which the Member assumes), and otherwise maintained consistent with this Agreement. In the event that the Administrator determines that it is prudent to modify the manner in which Capital Accounts, including all debits and credits thereto, are computed in order to be maintained consistent with this Agreement, the Administrator shall, subject to Board Approval, make such modifications and promptly inform the Members of each such modification. Capital Accounts shall be maintained in a manner consistent with applicable Treasury Regulations.
(b)    Profit or Loss shall be allocated among Members as of the end of each quarter; provided that Profit or Loss shall also be allocated at the end of (i) each period terminating on the date of any withdrawal by any Member, (ii) each period terminating immediately before the date of any admission, or any increase in Capital Commitment, of any Member, (iii) each period terminating immediately before the date of any change in the relative Capital Account balances of the Members, (iv) the liquidation of the Company, or (v) any period which is determined by Board Approval to be appropriate.
Section 4.2    General Allocations. Profit or Loss shall be allocated among the Members as provided by this Section 4.2.
(a)    Loss shall be allocated among the Members pro rata in accordance with their Capital Account balances. Profit shall be allocated among the Members pro rata in accordance with the Members’ Capital Account balances.
(b)    The provisions of this Agreement are intended to comply with Section 704(b) of the Code and the Treasury Regulations promulgated thereunder and shall be interpreted and applied in a manner consistent with such Section and such Treasury Regulations, including but not limited the minimum gain chargeback requirements of Treasury Regulations Sections 1.704- 2(f) and 1.704-2(i)(4) and the “qualified income offset” requirements of Treasury Regulations Section 1.704-1(b)(2)(ii)(d).
Section 4.3    Changes of Interests. For purposes of allocating Profit or Loss for any fiscal year or other fiscal period between any permitted transferor and transferee of a Company interest, or between any Members whose relative Company interests have changed during such period, or to any withdrawing Member that is no longer a Member in the Company, the Company shall allocate according to any method allowed by the Code and approved by the Partnership Representative. Distributions with respect to an interest in the Company shall be payable to the owner of such interest on the date of distribution subject to the provisions of this Agreement. For purposes of determining the Profit or Loss allocable to or the distributions payable to a permitted transferee of an interest in the Company or to a Member whose interest has otherwise increased or decreased, Profit or Loss allocations and distributions made to predecessor owners with respect to such transferred interest or increase of interest shall be deemed allocated and made to the permitted transferee or other holder.
Section 4.4    Income Taxes and Tax Capital Accounts.
(a)    The Company shall be treated as a partnership for U.S. federal income tax purposes.
(b)    Each item of income, gain, loss, deduction or credit shall be allocated in the same manner as such item is allocated pursuant to Section 4.2.
(c)    Income, gains, losses and deductions with respect to any property (other than cash) contributed or deemed contributed to the capital of the Company shall, solely for income tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its value at the time of the contribution or deemed contribution in accordance with Section 704(c) of the

Code and the Treasury Regulations. Such allocations shall be made in such manner and utilizing such permissible tax elections as determined by the Board.
If there is a revaluation of the property of the Company, subsequent allocations of income, gains, losses or deductions with respect to such property shall be allocated among the Members so as to take account of any variation between the adjusted tax basis of such property to the Company for federal income tax purposes and its value in accordance with Section 704(c) of the Code and the Treasury Regulations. Such allocations shall be made in such manner and utilizing such permissible tax elections as determined by the Board.
(d)    The Company may specially allocate items of ordinary income or loss or capital gain (including short-term capital gain) or loss to a Member withdrawing all or part of its Capital Account pursuant to this Agreement insofar as is possible to reduce the difference, if any, between the aggregate amounts allocated to such Member’s Capital Account and the aggregate amount of tax items allocated to such Member. For purposes of the foregoing, the Company shall, in determining an equitable method of allocation of tax items, take into account the allocations of Profit and Loss, any special allocations and the differences between amounts allocated to the Capital Accounts and the aggregate amounts of tax items allocated to the Members, and may determine that an equitable method of allocation includes, without limitation, an allocation pro rata based upon the relative differences between amounts allocated to the Capital Accounts and the aggregate amounts of tax items allocated to the relevant Members.
(e)    Allocations pursuant to this Section 4.4 are solely for federal, state and local tax purposes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or allocable share of income, gain, loss, deduction and credit (or items thereof).
ARTICLE 5
DISTRIBUTIONS
Section 5.1    General.
(a)    Subject to Section 3.2 and Section 5.1(b), amounts received by the Company pursuant to Priority of Payments under the Loan and Security Agreement (collectively “Investment Proceeds”) shall, to the extent permitted by the Loan and Security Agreement, be used by the Company in the following order of priority:
(i)    First, to pay any and all taxes of whatever nature owed directly or indirectly by the Company;
(ii)    Second, to pay Expenses of the Company and/or to make Permitted Capital Contributions to SLP I and/or SLP II to pay Expenses of such entity or entities;
(iii)    Third, to distribute any amounts to the Members in accordance with Section 5.1(c);
(iv)    Fourth, upon the dissolution of the Company pursuant to Section 8.2, the payment of all amounts due and deposit of all reasonable reserves required pursuant to Section 8.3; and
(v)    Fifth, with Board Approval, to the Members as distributions in respect of their interests in the Company in proportion to their respective Capital Account balances.

(b)    The amount of any distributions of Investment Proceeds may be reduced and/or reinvested as provided by Section 5.2 and Section 5.3, including, without limitation, for the purpose of reinvesting proceeds received from Investments as set forth in Section 5.3.
(c)    To the extent of available cash and cash equivalents following the payment of clauses (i) through (ii) of Section 5.1(a) and if permitted by the Loan and Security Agreement, the Company shall make distributions quarterly in an amount equal to the investment company taxable income and net capital gains (each as computed under Subchapter M of the Code) earned in the preceding quarter, shared among the Members in proportion to their respective Capital Account balances. Available cash and cash equivalents shall exclude Reserved Amounts and any amounts, determined with Board Approval, that are likely to be used for Valid Company Purposes in the future.
Section 5.2    Withholding. The Company may withhold from any distribution to any Member any amount which the Company has paid or is obligated to pay in respect of any withholding or other tax or Investor-Related Taxes, including, without limitation, any interest, penalties or additions with respect thereto, imposed on any income of or distributions to such Member, and such withheld amount and any Investor-Related Taxes with respect to a Member shall be considered a distribution, as the case may be, to such Member for purposes hereof. If no payment is then being made to such Member in an amount sufficient to pay the Company’s withholding obligation, or if such Member is no longer a Member, any amount which the Company is obligated to pay shall be deemed an interest-free advance from the Company to such Member or former Member, payable by such Member by withholding from subsequent distributions or, with Board Approval, within ten (10) days after receiving written request for payment from the Company or Administrator.
Section 5.3    Reserves; Re-Investment; Certain Limitations; Distributions in Kind. Notwithstanding the foregoing provisions:
(a)    The Company may withhold from any distribution a reasonable reserve which the Board determines to be appropriate for working capital of the Company or any Subsidiary or to discharge costs, Expenses, indemnification amounts payable under this Agreement, and liabilities of the Company or a Subsidiary (whether or not accrued or contingent), or otherwise to be in the best interests of the Company or a Subsidiary for any Valid Company Purpose (such reasonable reserve being referred to herein as the “Reserved Amount”). Any part or all of such Reserved Amount that is released from reserve with Board Approval (other than to make payments on account of a purpose for which the reserve was established) shall be distributed to the Members in accordance with Section 5.1 through Section 5.2.
(b)    During the Investment Period, the Board may reinvest (or retain for reinvestment) all or a portion of the Investment Proceeds received during the Investment Period to make any Investment approved by the Board that is reasonably expected at the time the amount is retained. To the extent the Company makes a distribution of Investment Proceeds to a Member during the Investment Period or thereafter in accordance with this Section 5.3(b) representing a return of capital, such amount shall be added to the unfunded Capital Commitment of such Member and may be recalled by the Company under Article 3; provided that in no event will a Member’s unfunded Capital Commitment be increased above its aggregate Capital Commitment. After the end of the Investment Period, all or any portion of the Investment Proceeds received by the Company may be used, in the Board’s discretion, for the purposes that Capital Contributions may be called after the Investment Period pursuant to Section 3.1(d).

(c)    In no event shall the Company be required to make a distribution to the extent that it would (i) render the Company insolvent or (ii) violate Section 18-607(a) of the Act.
(d)    No part of any distribution shall be paid to any Member which owes the Company, at the time of such distribution, any amount required to be paid to the Company pursuant to Article 3. Any such withheld distribution shall be deemed to be distributed to such Member and shall be applied against the past due amounts (including any unpaid interest that has accrued on such past due amounts) until (i) such Member’s Capital Commitment has been paid in full or (ii) all past due installments of such Member’s Capital Contributions required by Article 3 have been paid in full by such Member, and, thereafter, the remaining balance, if any, shall be paid to such Member, without interest.
(e)    The Company shall not distribute Investments in kind (excluding cash and cash equivalents) other than with Board Approval. Distributions of loans, securities and of other noncash assets of the Company other than upon the dissolution and liquidation of the Company shall only be made pro rata to all Members (in proportion to their respective shares of the total distribution) with respect to each loan security or other such asset distributed. Securities listed on a national securities exchange that are not restricted as to transferability and unlisted securities for which an active trading market exists and that are not restricted as to transferability shall be valued in the manner contemplated by Section 9.4 as of the close of business on the day preceding the distribution, and all other loans, securities and other non-cash assets shall be valued as determined in the last valuation made pursuant to Section 9.4.
(f)    Subject to Board Approval, a Member may elect to waive all or any portion of a distribution otherwise payable to such Member at which time the waived amount of the distribution shall be treated as a Capital Contribution by such Member and shall decrease such Member’s unfunded Capital Commitment by the same amount.
ARTICLE 6
MANAGEMENT OF COMPANY
Section 6.1    Management Generally; Approval of Administration Agreement.
(a)    The management of the Company and its affairs (including exercising any right, power, privilege or interest of the Company in or with respect to any Subsidiary and Alternative Investment Vehicle) shall be vested in the Board, which shall act as the “manager” of the Company for the purposes of the Act. Unless otherwise provided herein, all consents, approvals, votes, waivers or other decisions to be made by the Members hereunder and under the Administration Agreement shall require Board Approval. Notwithstanding the foregoing or any other provision contained herein to the contrary, to the extent that any action is required under applicable law to be taken by the Members (including in their capacity as members of the Company), the unanimous vote of all Members will control.
(b)    Under the Original Agreement, NMFC was appointed as the managing member of the Company. Effective immediately upon entry into this Agreement, (i) NMFC shall cease to act in the capacity of managing member of the Company and shall instead be a Member of the Company, with its interest reflecting such status (i.e., to the extent its membership interest in the Company was previously designated as a “managing membership interest”, it is hereby designated as a “membership interest”). The Company shall not have a managing member on and after the date hereof.

(c)    The Company is entering into the Administration Agreement with the Administrator, pursuant to which certain non-discretionary administrative functions are delegated by the Board to the Administrator, which Administrator may further delegate any such functions to a sub-administrator with Board Approval. The Administrator will not provide any investment advisory services for or on behalf of the Company or any Subsidiary or Alternative Investment Vehicle. The Administration Agreement is hereby approved by the Members, and shall not require Board Approval for its initial execution and delivery; provided that any amendments thereto shall be subject to Board Approval.
(d)    The Company will appoint NMFC as its collateral manager under the Loan and Security Agreement. In such capacity, NMFC will have authority to acquire, administrate and dispose of investments and other assets on behalf of the Company to the extent permitted under this Agreement and the Loan and Security Agreement and to take such other actions as are delegated or assigned to it on behalf of the Borrower under the Transaction Documents. NMFC will not receive compensation for such services but will be entitled to be reimbursed by the Company for its out-of-pocket expenses and to customary indemnification from the Company, which the Company shall pay to it subject to the Priority of Payments under the Loan and Security Agreement. In accordance with the Loan and Security Agreement, if certain termination events occur (including a Collateral Manager Default under, and as defined in, the Loan and Security Agreement), the LSA Administrative Agent may remove and replace NMFC with a third party to act as collateral manager, which replacement collateral manager may be entitled to payment of a fee to be paid by the Company subject to the Priority of Payments under the Loan and Security Agreement.
Section 6.2    Composition of the Board.
(a)    Subject to Section 2.9, all business and affairs of the Company (including exercising any right, power, privilege or interest of the Company in or with respect to any Subsidiary and Alternative Investment Vehicle) shall be managed by or under the direction of the Board. The Members may determine at any time by mutual agreement the number of Board Members to constitute the Board and the authorized number of Board Members may be increased or decreased by unanimous approval of the Members at any time; provided that at all times the Board shall include at least one Board Member who is an Independent Board Member. An “Independent Board Member” shall be a Board Member who is not at such time, and shall not have not been at any time, (i) a manager, officer, employee or Affiliate of the Company or any major creditor, or a manger, officer or employee of any such Affiliate (other than an Independent Board Member or similar position of the Company or an Affiliate) or (ii) the beneficial owner of any limited liability company interests of the Company or any voting, investment or other ownership interests of any Affiliate of the Company or of any major creditor. The term “major creditor” shall mean a financial institution to which the Administrator, the Company, any lender to the Company or any of their respective subsidiaries or Affiliates has outstanding indebtedness for borrowed money in a sum sufficiently large as would reasonably be expected to influence the judgment of the proposed Independent Board Member adversely to the interest of the Company when its interests are adverse to those of the Administrator, the Company, any such lender or any of their Affiliates and successors. The initial number of Board Members shall be three (3), and each Member shall have the right to designate or appoint one (1) initial Board Member, and the Members may designate and appoint by mutual agreement the initial Independent Board Member; provided, that, in recognition of the SkyKnight Transfer, the initial Board Members shall be appointed by the then Members of the Company after the effectiveness of the SkyKnight Transfer. Subject to the proviso in the previous sentence, at all times, the Board shall have equal representation between the Members. Each Board Member designated or appointed by a Member (or the Members, as applicable) shall hold office until a successor is designated or appointed or until such Board Member’s earlier death, resignation, expulsion or removal. No resignation or removal of an Independent Board Member, and no appointment of a successor Independent Board Member, shall be effective until such successor shall have accepted his or her appointment as an Independent Board Member by a written instrument and shall have signed this Agreement pursuant to Section 8.2(b). In the event of any vacancy in the Board, the Members may designate and appoint by mutual agreement a replacement board member to fill such vacancy and in the event of a vacancy in the position of Independent Board Member, the Members shall, as soon as practicable, designate and appoint a successor Independent Board Member. The Independent Board Member shall have a single vote solely in connection with any Material Action, and the Non-Independent Board Members designated and appointed by each Member (or the Members, as applicable) collectively shall have a single vote on all matters. Each Non-Independent Board Member must be an officer or employee of a Member.
(b)    Subject to Section 2.9, the Board shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, and the Board has the authority to bind the Company.
(c)    In addition to any Board Members designated or appointed by the Members pursuant to Section 6.2(a), each Member shall have the right to designate one (1) Board Observer from time to time, who shall be entitled to receive notice of and attend any meetings of the Board, and to receive any written or electronic materials distributed to Board Members generally, but shall have no voting rights. For the avoidance of doubt, Board Observers shall have no rights or privileges other than as expressly set forth in this Section 6.2(c), including any authority, either express or implied, to act on behalf of or otherwise bind the Company, and shall not be considered Board Members for any purpose hereunder.
Section 6.3    Meetings of the Board. The Board may hold meetings, both regular and special, within or outside the State of Delaware. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board. Special meetings of the Board may be called by a Board Member on not less than one (1) Business Day’s notice to each Board Member by telephone, facsimile, mail, electronic mail or any other means of electronic communication designated by the Board Member, and special meetings shall be called by a Board Member in like manner and with like notice upon the written request of any one or more of the Board Members. A Board Member may waive notice to the Board Member of a meeting for which purpose a Board Member’s participation in a meeting shall be deemed to waive notice of the meeting if notice was not provided pursuant to this Section 6.3.
Section 6.4    Quorum; Acts of the Board; Material Actions.
(a)    At all meetings of the Board, a quorum requires at least two (2) Board Members; provided that, subject to the proviso regarding the SkyKnight Transfer set forth in Section 6.2(a), at least one (1) Board Member is present that was designated or appointed by each Member. The unanimous approval of all the Board Members present at any meeting at which there is a quorum shall be required to approve any act of or on behalf of the Company, including any act set forth on Schedule B attached hereto; provided, that the Board may approve any act of or on behalf of the Company without a meeting and without a vote if consented to, in writing or by electronic transmission, by Board Members having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Board Members entitled to vote thereon were present and voted. If a quorum shall not be present at any meeting of the Board, the Board Members present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if an equal number of members of the Board designated or appointed by each Member consent thereto by executing the related written consent (including, without limitation, by e-mail), and the writing or writings are filed with the minutes of proceedings of the Board. If, at the time of a meeting of the Board, a Member is a Defaulting Member, a non-defaulting Member may unilaterally elect to (i) waive the requirement that a Board Member designated or appointed by the Defaulting Member be present for purposes of achieving quorum and/or (ii) elect to allow any act of or on behalf of the Company to be taken with unanimous approval of the present Board Members designated or appointed by the non-defaulting Members.
(b)    Notwithstanding any other provision of this Agreement or any other document governing the formation, management or operation of the Company and notwithstanding any provision of law that otherwise so empowers the Company, the Members, the Board, the Board Members or any other Person, neither the Board, the Board Members nor any other Person shall be authorized or empowered, nor shall they permit the Company, without the prior unanimous written consent of all of the Board Members, including the Independent Board Member (and no such actions shall be taken or authorized unless there is at least one Independent Board Member then serving in such capacity), to take any of the following actions with respect to the Company (each such action, a “Material Action”): (i) institute proceedings to be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Company or to the substantive consolidation of the Company with any Member or Affiliate, (ii) file a petition or consent to a petition seeking reorganization or relief under any applicable federal or state law relating to bankruptcy or insolvency, (iii) seek any relief under any law relating to the relief from debts or the protection of debtors, or consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or a substantial part of its property, or make any assignment for the benefit of creditors, (iv) except as required by law, admit in writing its inability to pay its debts generally as they become due, (v) commence any action or proceeding for the dissolution of the Company pursuant to Section 8.2 hereof or consent to such proceeding or action, (vi) amend, modify or waive any Special Purpose Provisions or (vii) take any action in furtherance of any of the foregoing or amend any of the provisions that prohibit acting without the consent of the Independent Board Member or that require the consent of the Independent Board Member to pursue any action.
Section 6.5    Participation in Meetings by Electronic Communications. Members of the Board may participate in meetings of the Board by means of telephone conference, video conference or similar communications equipment that allows all persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting. If all the participants are participating by telephone conference or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.
Section 6.6    Compensation of Board Members; Expenses. The Board shall have the authority to fix the compensation of the Board Members. Non-Independent Board Members shall not receive any compensation for service on the Board. The Board Members may be paid their expenses, if any, of attendance at meetings of the Board, which may be a reimbursement or a fixed sum for attendance at each meeting of the Board (in such amount as determined by the Board). No such payment shall preclude any Board Member from serving the Company in any other capacity and receiving compensation therefor.
Section 6.7    Removal of Board Members.

(a)    Unless otherwise restricted by law, any Non-Independent Board Member may be removed or expelled, with or without cause, at any time by the Member that designated or appointed such Non-Independent Board Member, and any vacancy caused by any such removal or expulsion may be filled by an officer or employee of such Member, with the approval of the other Member (which approval shall not be unreasonably withheld).
(b)    The Independent Board Member shall only be removed (i) for acts or omissions that constitute willful disregard of, bad faith or gross negligence with respect to, or a breach of such Independent Board Member’s duties under this Agreement, (ii) if such Independent Board Member has engaged in or has been charged with, or has been convicted of, fraud or other acts constituting a crime under any law applicable to such Independent Board Member or acts relating to dishonesty, embezzlement, falsification of records or similar acts of malfeasance, (iii) if such Independent Board Member is unable to perform his or her duties as Independent Board Member due to death, disability or incapacity, (iv) if such Independent Board Member no longer meets the qualifications for an Independent Board Member set forth above or (v) with the consent of each Member (for any or no reason). No resignation or removal of an Independent Board Member, and no appointment of a successor Independent Board Member, shall be effective until such successor shall have accepted his or her appointment as an Independent Board Member by a written instrument and shall have signed this Agreement pursuant to Section 8.2(b).
Section 6.8    Board as Agent. To the extent of its powers set forth in this Agreement, the Board is the manager of the Company for the purpose of the Company’s business, and the actions of the Board taken in accordance with such powers set forth in this Agreement shall bind the Company. Notwithstanding the last sentence of Section 18-402 of the Act, except as provided in this Agreement or in a resolution of the Board, neither a Member nor a Board Member may bind the Company.
Section 6.9    Officers. The officers of the Company shall be designated by the Board. Additional or successor officers of the Company shall be chosen by the Board. Any number of offices may be held by the same person. The salaries, if any, of all officers shall be fixed by or in the manner prescribed by the Board, although initially it is not expected that officers will receive any compensation. The officers of the Company shall hold office until their successors are chosen and qualified. Any officer may be removed at any time, with or without cause, by the affirmative vote of the Board. Any vacancy occurring in any office of the Company shall be filled by the Board.
Section 6.10    Agents. The officers or any other Person designated by the Board as an authorized signatory of the Company, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of the Board, not inconsistent with this Agreement, are agents of the Company for the purpose of the Company’s business and the actions of the officers or such Person taken in accordance with such powers shall bind the Company.
Section 6.11    Duties of Board, Board Members and Officers; Disclaimer of Duties.
(a)    To the extent that, at law or in equity, the Board, a Board Member or an officer of the Company has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any Member, the Board or such Board Member or officer acting in good faith pursuant to the terms of this Agreement shall not be liable to the Company or to any Member for its good faith reliance on the provisions of this Agreement. Furthermore, each Non-Independent Board Member shall be entitled to act in the interests of the Member that elected, designated or appointed them to the Board, and such Non-Independent Board Member shall not, by virtue of such position, be deemed to owe fiduciary or other duties to the Company or to the other Members. Accordingly, each of the Members and the Company hereby disclaims and waives any and all fiduciary or other duties that, absent such waiver, may be specified or implied by applicable law, and in doing so, acknowledges and agrees that the duties and obligations of each Member, Non-Independent Board Member and officer to each other and to the Company are only as may be expressly set forth in this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of the Board, a Non-Independent Board Member or an officer otherwise existing at law or in equity, are agreed by the Members and the Company to replace such other duties and liabilities of the Board or such Board Member or officer.
(b)    To the fullest extent permitted by law, including Section 18-1101(c) of the Act, and notwithstanding any duty otherwise existing at law or in equity, the Independent Board Member shall consider only the interests of the Company, including its respective creditors, in acting or otherwise voting on the matters referred to in Section 6.4(b). Except for duties to the Company as set forth in the immediately preceding sentence (including duties to the Members and the Company’s creditors solely to the extent of their respective economic interests in the Company but excluding (i) all other interests of the Members, (ii) the interests of other Affiliates of the Company, and (iii) the interests of any group of Affiliates of which the Company is a part), the Independent Board Member shall not have any fiduciary duties to the Members, any officer of the Company or any other Person bound by this Agreement; provided, however, the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing. To the fullest extent permitted by law, including Section 18-1101(e) of the Act, an Independent Board Member shall not be liable to the Company, the Members or any other Person bound by this Agreement for breach of contract or breach of duties (including fiduciary duties), unless the Independent Board Member acted in bad faith or engaged in willful misconduct. All right, power and authority of the Independent Board Member shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in this Agreement. Notwithstanding any other provision of this Agreement to the contrary, each Independent Board Member, in its capacity as an Independent Board Member, may only act, vote or otherwise participate in those matters referred to in Section 6.4(b) or as otherwise specifically required by this Agreement.
Section 6.12    Reliance by Third Parties. Notwithstanding any other provision of this Agreement, any contract, instrument or action on behalf of the Company by (a) a Board Member, or (b) an officer or any other Person delegated by Board Approval, including NMFC acting in its capacity as collateral manager on behalf of the Company and any replacement collateral manager, shall be conclusive evidence in favor of any third party dealing with the Company that such Person has the authority, power and right to execute and deliver such contract or instrument and to take such action on behalf of the Company. This Section 6.12 shall not be deemed to limit the liabilities and obligations of such Person to seek Board Approval as set forth in this Agreement.
Section 6.13    Allocation of Investment Opportunities. NMFC shall adopt and make available to SkyKnight an investment allocation policy (including any subsequent material amendments thereto) as is typical and customary for such policies; provided, that NMFC’s investment adviser, in lieu of NMFC, may fulfill its obligation under this Section 6.13.
Section 6.14    Indemnification; Exculpation.
(a)    Subject to the limitations and conditions as provided in this Section 6.14, each director, manager, officer, representative and agent of the Company or any of its Subsidiaries (including NMFC as collateral manager for the Company under the Loan and Security Agreement and any replacement collateral manager), each Board Member (including each Independent Board Member), each Member and their respective employees, directors, managers, officers, owners, principals, shareholders, members, partners, representatives and agents (each, an “Indemnified

Person”) who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or arbitrative or in the nature of an alternative dispute resolution in lieu of any of the foregoing (other than any of the foregoing between the two Members, hereinafter a “Proceeding”), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that such Indemnified Person (i) is or was a director, manager, officer, representative or agent (as applicable) of the Company or any of its Subsidiaries, a Board Member, a Member or any of their respective employees, directors, managers, officers, owners, principals, shareholders, members, partners, representatives or agents, and (ii) is or was performing any duty or obligation or exercising any right arising out of or in connection with under this Agreement or the Administration Agreement, shall be indemnified by the Company to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such applicable law permitted the Company to provide prior to such amendment) against all liabilities and expenses (including, without limitation, judgments, penalties (including, without limitation, excise and similar taxes and punitive damages), losses, fines, settlements and reasonable expenses (including, without limitation, reasonable attorneys’ and experts’ fees and expenses)) actually incurred by such Indemnified Person in connection with such Proceeding, appeal, inquiry or investigation (each, a “Harm”), unless such Harm shall have been fully adjudicated to constitute gross negligence, fraud, bad faith, reckless disregard of its duties or intentional misconduct, the breach of any material provision of this Agreement or the Administration Agreement or conduct that is the subject of a criminal proceeding (where the Indemnified Person has a reasonable cause to believe that such conduct was unlawful) by the Indemnified Person seeking indemnification hereunder, in which case such indemnification shall not cover such Harm to the extent resulting from such gross negligence, fraud, bad faith, reckless disregard of its duties or intentional misconduct, the breach of any material provision of this Agreement or the Administration Agreement or conduct that is the subject of a criminal proceeding (where the Indemnified Person has a reasonable cause to believe that such conduct was unlawful). Indemnification under this Section 6.14 shall continue as to an Indemnified Person who has ceased to serve in the capacity which initially entitled such Indemnified Person to indemnity hereunder. The rights granted pursuant to this Section 6.14 shall be deemed contract rights, and no amendment, modification or repeal of this Section 6.14 shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings, appeals, inquiries or investigations arising prior to any amendment, modification or repeal. To the fullest extent permitted by law, no individual entitled to indemnification under this Section 6.14 shall be liable to the Company or any Member for any act or omission performed or omitted by or on behalf of the Company; provided that such act or omission has not been fully adjudicated to constitute gross negligence, fraud, bad faith, reckless disregard of its duties or intentional misconduct, the breach of any material provision of this Agreement or the Administration Agreement or conduct that is the subject of a criminal proceeding (where such individual had a reasonable cause to believe that such conduct was unlawful). In addition, any Indemnified Person entitled to indemnification under this Section 6.14 may consult with legal counsel selected with reasonable care and shall incur no liability to the Company or any Member to the extent that such Indemnified Person acted or refrained from acting in good faith in reliance upon the opinion or advice of such counsel and such Indemnified Person provided such counsel all material facts.
(b)    The right to indemnification conferred in Section 6.14(a) shall include the right to be paid or reimbursed by the Company for the reasonable expenses incurred by an Indemnified Person entitled to be indemnified under Section 6.14(a) who was, is or is threatened to be made a named defendant or respondent in a Proceeding in advance of the final disposition of the

Proceeding and without any determination as to the Indemnified Person’s ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such Indemnified Person in advance of the final disposition of a Proceeding shall be made only upon delivery to the Company of a written undertaking by such Indemnified Person to repay all amounts so advanced if it shall be finally adjudicated that such Indemnified Person is not entitled to be indemnified under this Section 6.14 or otherwise.
(c)    The right to indemnification and the advancement and payment of expenses conferred in this Section 6.14 shall not be exclusive of any other right that a Member or other Indemnified Person indemnified pursuant to this Section 6.14 may have or hereafter acquire under any law (common or statutory), other provisions of this Agreement, the Transaction Documents or other contractual arrangements.
(d)    The indemnification rights provided by this Section 6.14 shall inure to the benefit of the heirs, executors, administrators, successors, and assigns of each Indemnified Person indemnified pursuant to this Section 6.14.
(e)    In furtherance of this Section 6.14, the Company acknowledges that certain Indemnified Persons entitled to indemnification under this Section 6.14 may have rights to indemnification, advancement of expenses and/or insurance provided by Persons other than the Company (collectively, the “Outside Indemnitors”). The Company hereby agrees (i) that it (and any of its insurers) is the indemnitor of first resort (i.e., its obligations to such Indemnified Persons under this Section 6.14 are primary, and any obligation of the Outside Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Indemnified Persons are secondary), (ii) that the Company (and any of its insurers) shall be required to advance the full amount of expenses incurred by such Indemnified Persons and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement (or any other agreement between the Company and such Indemnified Persons), without regard to any rights such Indemnified Persons may have against the respective Outside Indemnitors, and (iii) that the Company irrevocably waives, relinquishes and releases the Outside Indemnitors from any and all claims against the Outside Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Outside Indemnitors on behalf of any such Indemnified Person with respect to any claim for which such Indemnified Person has sought indemnification from the Company (or any of its insurers) shall affect the foregoing, and the Outside Indemnitors shall have a right of contribution and/or be subrogated to the extent of any such advancement or payment to all of the rights of recovery of such Indemnified Person against the Company (and any of its insurers). Notwithstanding the foregoing, to the extent that a Member or any Indemnified Person who is such Member’s employee, director, manager, officer, owner, principal, shareholder, member, partner, representative or agent has received indemnification or advancement of expenses for a Harm from an Outside Indemnitor, the Members agree that such Member shall return (and shall use reasonable efforts to cause any such Indemnified Person to return) any indemnification or advancement of expenses received from the Company (or any of its insurers) with respect to the same Harm. The Company agrees that the Outside Indemnitors are express third-party beneficiaries of the terms of this Section 6.14(e).
(f)    Notwithstanding the foregoing provisions, any amounts payable by the Company as a result of the indemnification set forth herein shall only be payable to the extent amounts are available therefor pursuant to the Priority of Payments under the Loan and Security Agreement and, to the fullest extent permitted by law, shall not constitute a claim against the Company in the event that the Company’s cash flow is insufficient to pay all its obligations to the LSA Lenders and other Secured Parties under, and as defined in, the Loan and Security Agreement.
Section 6.15    Partnership Representative. NMFC (or such Person as may be designated by NMFC in its sole discretion) shall be designated, in the manner prescribed by applicable law, as the partnership representative authorized to act on behalf of the Company in respect of Company audits (NMFC and/or such other Person, the “Partnership Representative”). The provisions of Section 6.14 shall apply to all actions taken on behalf of the Members by the Partnership Representative in its capacity as such. The Partnership Representative shall have the right and obligation to take all actions authorized and required, respectively, by the Code for the Partnership Representative of the Company. The Partnership Representative shall have the authority to make, or cause to be made, all relevant decisions and elections, including an election under Section 6226 of the Code and any similar elections under state or local law. The Partnership Representative shall have the right to retain professional assistance in respect of any audit of the Company and all reasonable, documented out-of-pocket expenses and fees incurred by the Partnership Representative on behalf of the Company as Partnership Representative shall be reimbursed by the Company. For the avoidance of doubt, the Partnership Representative shall not take any action prior to Board Approval for same being obtained.
ARTICLE 7
TRANSFERS OF COMPANY INTERESTS; WITHDRAWALS
Section 7.1    Transfers by Members.
(a)    No Member shall transfer, assign, pledge or otherwise hypothecate its interest without Board Approval (which approval shall not be unreasonably withheld). In addition, if a Member is excepted from the definition of an “investment company” (as that term is defined in the Investment Company Act) pursuant to Section 3(c)(1) or Section 3(c)(7) thereof, such Member shall not permit any investor in such Member to transfer, assign, pledge or otherwise hypothecate such investor’s interest in such Member without Board Approval (which approval shall not be unreasonably withheld). Notwithstanding anything in this Section 7.1(a) to the contrary, to the extent not prohibited by the terms of any Facility, each Member may pledge, assign or hypothecate its interest to senior credit facility provider for such Member in compliance with all applicable securities laws with prior written notice to each other Member. In addition, other than in accordance with the preceding sentence, the interest of a Member may not be assigned without first offering the other Member a right of first refusal to purchase the interest as set forth in Section 7.1(f). Notwithstanding the foregoing or any other provision contained herein to the contrary, without Board Approval or the offering of such right of first refusal, each of SkyKnight I, SkyKnight III and NMFC, in its capacity as an initial Member of the Company, may assign its entire interest to an Affiliate of such Member (which may be reassigned in whole but not in part to one or more additional Affiliates of such Member) with prior written notice to each other Member, if SkyKnight I, SkyKnight III or NMFC (as applicable), in their capacity as the assignor, remains liable for its Capital Commitment. No assignment by a Member shall be binding upon the Company until the Company receives an executed copy of such assignment, which shall be in form and substance reasonably satisfactory to the other Member, and any assignment pursuant to this Section 7.1(a) shall be subject to satisfaction of the conditions set forth in Sections 7.1(e) and 7.1(g).
(b)    Any Person which acquires a Company interest by assignment in accordance with the provisions of this Agreement shall be admitted as a substitute Member only upon approval of the non-transferring Member. The admission of an assignee as a substitute Member shall be conditioned upon the assignee’s written assumption, in form and substance satisfactory to the other Member, of all obligations of the assignor in respect of the assigned interest and execution of an instrument reasonably satisfactory to the other Member whereby such assignee becomes a party to this Agreement.
(c)    In the event any Member shall be adjudicated as bankrupt, or in the event of the winding-up or liquidation of a Member, the legal representative of such Member shall, upon written notice to the other Member of the happening of any of such events and satisfaction of the conditions set forth in Sections 7.1(e) and 7.1(g), become an assignee of such Member’s interest, subject to all of the terms of this Agreement as then in effect.
(d)    Any assignee of the interest of a Member, irrespective of whether such assignee has accepted and adopted in writing the terms and provisions of this Agreement, shall be deemed by the acceptance of such assignment to have agreed to be subject to the terms and provisions of this Agreement in the same manner as its assignor.
(e)    As additional conditions to the validity of any assignment of a Member’s interest, such assignment shall not:
(i)    cause the securities issued by the Company to be required to be registered under the registration provisions of the Securities Act, or the securities laws of any other jurisdiction;
(ii)    cause the Company to cease to be entitled to the exemption from the definition of an “investment company” pursuant to Section 3(c)(7) of the Investment Company Act and the rules and regulations of the SEC thereunder;
(iii)    unless the other Member waives in writing the application of this clause (iii) with respect to such assignment (which the other Member may refuse to do in its absolute discretion), be to a Person which is an ERISA Plan;
(iv)    cause the Company or the other Member to be in violation of, or effect an assignment to a Person that is in violation of, applicable Investor Laws; or
(v)    cause the Company to be treated as a publicly traded partnership taxable as a corporation for federal tax purposes.
The non-assigning Member may require reasonable evidence as to the foregoing, including, without limitation, an opinion of counsel reasonably acceptable to the non-assigning Member. Any purported assignment as to which the conditions set forth in the foregoing clauses (i) through (iv) are not satisfied shall be void ab initio. An assigning Member shall be responsible for all costs and expenses incurred by the Company, including, without limitation, reasonable legal fees and expenses, in connection with any assignment or proposed assignment.
(f)    Subject, for the avoidance of doubt, to Section 7.1(a), each Member hereby unconditionally and irrevocably grants to the other Member or its designee a right of first refusal to purchase all, but not less than all, of any interest in the Company that such assigning Member may propose to assign to another Person, at the same price and on the same terms and conditions as those offered to the prospective assignee. Each Member proposing to make an assignment that is subject to this Section 7.1(f) must deliver a notice to the other Member not later than thirty (30) days prior to the proposed closing date of such assignment. Such notice shall contain the material terms and conditions (including, without limitation, price and form of consideration) of the proposed assignment and the identity of the prospective assignee. To exercise its right of first refusal under this Section 7.1(f), the other Member must deliver a notice to the selling Member within fifteen (15) days of receipt of such notice, stating that it elects to exercise its right of first refusal and, if applicable, providing the identity of any Person(s) (including third parties unaffiliated with the exercising Member) that the non-assigning Member designates as the purchaser(s).
(g)    Notwithstanding anything in this Agreement to the contrary, each Member acknowledges and agrees that in the event such Member is entitled to transfer its interest in the Company, prior to the effectiveness of such transfer, such Member shall be obligated to take such actions as are required to satisfy any restrictions on such transfer under any Facility (e.g., funding such Capital Contributions as may be required under the terms of a Facility as a result of such transfer; provided that in no event shall any amounts funded by such Member exceed the remaining amount of its uncalled Capital Commitment).
Section 7.2    Withdrawal by Members. Members may withdraw from the Company only with Board Approval.
ARTICLE 8
TERM, DISSOLUTION AND LIQUIDATION OF COMPANY
Section 8.1    Term. Except as provided in Section 8.2, the Company shall continue until two (2) years after the end of the Investment Period.
Section 8.2    Dissolution.
(a)    Subject to Section 8.2(b), the Company shall be dissolved and its affairs wound up upon the occurrence of the earliest of:
(i)    the termination of the legal existence of the last remaining Member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining Member of the Company in the Company, unless the Company is continued without dissolution in a manner permitted by this Agreement or the Act;
(ii)    the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act; and
(iii)    the distribution of all assets of the Company.
Upon the occurrence of any event that causes the last remaining Member of the Company to cease to be a Member of the Company (other than upon continuation of the Company without dissolution upon (i) a permitted assignment by such Member of all of its limited liability company interests in the Company and the admission of the transferee pursuant to the terms of this Agreement or (ii) the removal and replacement of such Member pursuant to the terms of this Agreement), to the fullest extent permitted by law, the personal representative of such Member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such Member in the Company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute Member of the Company, effective as of the occurrence of the event that terminated the continued membership of the last remaining Member of the Company.

(b)    Notwithstanding Section 8.2(a), and subject to applicable law, the Company shall not be required to wind up, dissolve or terminate if any such action would cause the Company or any Subsidiary to violate any law or contract applicable to any such Person. Without limiting the foregoing, prior to termination of the Loan and Security Agreement in accordance with is terms, upon the occurrence of any event that causes the last remaining Member to cease to be a member of the Company (other than upon continuation of the Company without dissolution upon (i) a permitted assignment by such Member of all of its limited liability company interests in the Company and the admission of the transferee pursuant to the terms of this Agreement or (ii) the removal and replacement of such Member pursuant to the terms of this Agreement), the Independent Board Member shall, without any action of any Person and simultaneously with the last remaining Member ceasing to be a member of the Company, automatically be admitted to the Company as the Special Member (the “Special Member”) and shall continue the Company without dissolution. The Special Member may not resign from the Company or transfer its rights as the Special Member unless (i) a successor Special Member has been admitted, with the consent of the Special Member, to the Company as Special Member by executing a counterpart to this Agreement, and (ii) such successor has also accepted its appointment by the Special Member as an Independent Board Member pursuant to Section 6.2(a); provided, however, the Special Member shall automatically cease to be a member (but not an Independent Board Member) of the Company upon the admission to the Company of a substitute managing member elected by the Special Member. The Special Member shall be a member of the Company that has no interest in the profits, losses and capital of the Company and has no right to receive any distributions of Company assets. Pursuant to Section 18-301 of the Act, the Special Member shall not be required to make any capital contributions to the Company and shall not have any limited liability company interest in the Company. The Special Member, in its capacity as the Special Member, may not bind the Company. Except as required by any mandatory provision of the Act (and other than with respect to the admission of a substitute Member or successor Special Member and the appointment of an Independent Board Member pursuant to Section 6.2(a)), the Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the Company, including, without limitation, the merger, consolidation or conversion of the Company. In order to implement the admission to the Company of the Special Member, the person acting as an Independent Board Member pursuant to Section 6.2(a) shall execute a counterpart to this Agreement. Prior to its admission to the Company as the Special Member, the person acting as an Independent Board Member pursuant to Section 6.2(a) shall not be a member of the Company. By signing this Agreement, the Independent Board Member agrees that should the Independent Board Member become a Special Member he shall be subject to and bound by the provisions of this Agreement applicable to the Special Member.
(c)    Notwithstanding any other provision of this Agreement, the bankruptcy, insolvency, dissolution or liquidation of a Member or Special Member shall not cause (i) the Company to be dissolved or its affairs to be wound up, or (ii) such Member or Special Member, respectively, to cease to be a member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution.
(d)    Notwithstanding any other provision of this Agreement, each Member and the Special Member waives any right it might have to agree in writing to dissolve the Company upon the bankruptcy, insolvency, dissolution or liquidation of any Member or Special Member or the occurrence of an event that causes any Member or Special Member to cease to be a member of the Company.

Section 8.3    Wind-Up.
(a)    Upon the dissolution of the Company, the Company shall be liquidated in accordance with this Article 8 and the Act. The liquidation shall be conducted and supervised by the Board in the same manner provided by Article 6 with respect to the operation of the Company during its term.
(b)    From and after the date on which an event set forth in Section 8.2(a) becomes effective, the Company shall cease to enter into or make Investments after that date, except for Investments permitted pursuant to clauses (ii) through (v) of Valid Company Purposes. Capital calls against the Capital Commitment of the Members shall cease from and after such effective date; provided that capital calls against the Capital Commitments of the Members may continue to fund all items in clauses (ii) through (vi) of Valid Company Purposes. Subject to the foregoing, the Members shall continue to bear an allocable share of Expenses, indemnification amounts payable under this Agreement and other obligations of the Company until all Investments in which the Company participates (including through any applicable Subsidiaries) are repaid or otherwise disposed of.
(c)    Distributions to the Members during the winding-up of the Company shall be made no less frequently than quarterly to the extent consisting of a Member’s allocable share of cash and cash equivalents, after taking into account reasonable reserves deemed appropriate by Board Approval to fund (i) Investments in which the Company continues to participate, (ii) Expenses, (iii) indemnification amounts payable under this Agreement, and (iv) all other obligations (including, without limitation, contingent obligations) of the Company (each as set forth in the immediately preceding paragraph). Unless waived by Board Approval, the Company also shall withhold ten percent (10%) of distributions in any calendar year during the winding-up of the Company, which withheld amount shall be distributed within sixty (60) days after the completion of the annual audit covering such year; provided that distributions of any withheld amounts shall be reduced by any amounts owed by a Member as may be revealed upon the completion of such annual audit. Except as otherwise provided herein, a Member shall remain a member of the Company until all Investments in which the Company participates are repaid or otherwise disposed of, all equity interests of the Company in each Subsidiary are redeemed or such Subsidiary is dissolved, the Member’s allocable share of all Expenses, indemnification amounts payable under this Agreement, and all other obligations (including, without limitation, contingent obligations) of the Company are paid, and all distributions are made hereunder, at which time the Member shall have no further rights under this Agreement. Notwithstanding the foregoing, in case of the dissolution and winding-up of the Company, and subject to this Section 8.3, distributions may be made in-kind, or a combination of cash and assets (including any debt or equity held by the Company in any Subsidiary), as the Board or liquidating agent may select in its sole and absolute discretion; provided that any distribution-in-kind shall not cause a breach by the Company or any Subsidiary of any applicable law or contract. In the event of any distributions in-kind, the assets to be distributed will be valued pursuant to the valuation procedures set forth herein.
(d)    Upon dissolution of the Company, final allocations of all items of Company Profit and Loss shall be made in accordance with Section 4.2. Upon dissolution of the Company, the assets of the Company shall be applied and paid in the following order of priority:
(i)    To creditors (other than Members) in satisfaction of liabilities of the Company (whether by payment or by the making of reasonable provision for payment thereof), including, without limitation, to establish any reasonable reserves which the

Board may, in its reasonable judgment, deem necessary or advisable for any contingent, conditional or unmatured liability of the Company and to establish any reasonable reserves with respect to amounts the Company may pay or contribute in connection with Subsidiaries;
(ii)    To establish any reserves which the Board may, in its reasonable judgment, deem necessary or advisable for any contingent, conditional or unmatured liability of the Company to Members;
(iii)    To the liquidating agent to cover reasonable expenses incurred in connection with the dissolution of the Company; and
(iv)    The balance, if any, to the Members in proportion to Sections 5.1(a)(iii) and 5.1(a)(v).
(e)    Notwithstanding the foregoing, and to the extent not prohibited by the terms of any Facility, (i) upon the withdrawal of a Member, the non-withdrawing Member shall have the right to purchase all of the other Member’s interest in the Company by providing written notice to the other Member within thirty (30) days following the action that triggered the commencement of the dissolution procedures stating that it elects to exercise its right of purchase and, if applicable, providing the identity of any Person(s) (including third parties unaffiliated with the exercising Member) that the exercising Member designates as the purchaser(s). The purchase price for such interest shall be payable in cash within ninety (90) days after the election to purchase is delivered to the other Member, and shall be equal to the Capital Account of the other Member adjusted to reflect the Value of the Company as determined as of the date of the last valuation pursuant to Section 9.4. After such purchase, the other Member shall no longer be a member of the Company, and the Member that has elected to purchase the other Member’s interest may dissolve or continue the Company as it may determine.
(f)    In the event that an audit or reconciliation relating to the fiscal year in which a Member receives a distribution under this Section 8.3 reveals that such Member received a distribution in excess of that to which such Member was entitled, the Company or the other Member may, in its discretion, seek repayment of such distribution to the extent that such distribution exceeded what was due to such Member.
(g)    Each Member shall be furnished with a statement prepared by the Company’s accountant, which shall set forth the assets and liabilities of the Company as at the date of complete liquidation, and each Member’s share thereof. Upon compliance with the distribution plan set forth in this Section 8.3, the Members shall cease to be such, and either Member may execute, acknowledge and cause to be filed a certificate of cancellation of the Company.
ARTICLE 9
ACCOUNTING, REPORTING AND VALUATION PROVISIONS
Section 9.1    Books and Accounts.
(a)    Complete and accurate books and accounts shall be kept and maintained for the Company at its principal office. Such books and accounts shall be kept on the accrual basis method of accounting and shall include separate Capital Accounts for each Member. Capital Accounts for financial reporting purposes and for purposes of this Agreement shall be maintained in accordance with Section 4.1, and for U.S. federal income tax purposes the Board shall cause the Administrator to maintain the Members’ Capital Accounts in accordance with the Code and applicable Treasury Regulations and subject to instructions from the Board. Each Member or its duly authorized representative, at its own expense, shall at all reasonable times and upon reasonable prior written notice to the Administrator have access to, and may inspect, such books and accounts and any other records of the Company for any purpose reasonably related to its interest in the Company.
(b)    All funds received by the Company shall be deposited in the name of the Company in such bank account or accounts or with such custodian, and assets owned by the Company may be deposited with such custodian, as may be designated by Board Approval from time to time and withdrawals therefrom shall be made upon such signature or signatures on behalf of the Company as may be designated by Board Approval from time to time.
Section 9.2    Financial Reports; Tax Return.
(a)    The Company shall engage an independent certified public accountant selected by the Administrator and approved by Board Approval, which approval shall not be unreasonably withheld, to act as the accountant for the Company and to audit the Company’s books and accounts as of the end of each fiscal year, commencing for the 2021 fiscal year. As soon as practicable, but no later than ninety (90) days, after the end of such fiscal year, pursuant to the Administration Agreement, the Board shall cause the Administrator to deliver, by any of the methods described in Section 10.8, to each Member and to each former Member who withdrew during such fiscal year:
(i)    audited financial statements of the Company as at the end of and for such fiscal year, including a balance sheet and statement of income, together with the report thereon of the Company’s independent certified public accountant, which annual financial statements shall be approved by Board Approval;
(ii)    a statement of holdings of assets of the Company, including both the cost and the valuation of such assets as determined pursuant to Section 9.4, and a statement of such Member’s Capital Account;
(iii)    to the extent that the requisite information is then available, a Schedule K-1 for such Member with respect to such fiscal year, prepared in accordance with the Code, together with corresponding forms for state income tax purposes, setting forth such Member’s distributive share of Company items of Profit or Loss for such fiscal year and the amount of such Member’s Capital Account at the end of such fiscal year; and
(iv)    such other financial information and documents respecting the Company and its business as the Administrator deems appropriate, or as a Member may reasonably require and request, to enable such Member to monitor and evaluate its interest in the Company, to comply with regulatory requirements applicable to it or to prepare its federal and state income tax returns.
(b)    Pursuant to the Administration Agreement, the Board shall cause the Administrator to prepare and timely file after the end of each fiscal year of the Company all income tax returns of the Company for such fiscal year.

(c)    Pursuant to the Administration Agreement, as soon as practicable, but in no event later than sixty (60) days, after the end of each of the first three fiscal quarters of a fiscal year, the Board shall cause the Administrator to prepare and deliver, by any of the methods described in Section 10.8, to each Member (i) unaudited financial information (including the Company’s balance sheet and statement of income and each Member’s Capital Account as of the beginning and end of the related reporting period) with respect to such Member’s allocable share of Profit or Loss and changes to its Capital Account as of the end of such fiscal quarter and for the portion of the fiscal year then ended, (ii) a statement of holdings of assets of the Company as to which such Member participates, including both the cost and the valuation of such assets as determined pursuant to Section 9.4, and (iii) such other financial information as the Administrator deems appropriate, or as a Member may reasonably require and request, to enable such Member to monitor and evaluate its interest in the Company or to comply with regulatory requirements applicable to it.
(d)    Pursuant to the Administration Agreement, as soon as practicable, but, subject to the availability of required information, the Board shall cause the Administrator to prepare and deliver, by any of the methods described in Section 10.8, to each Member (i) no later than fifteen (15) days after the end of each calendar month, monthly investment information consisting of a list of each Investment held by the Company, any Subsidiary and any Alternative Investment Vehicle, together with the amount held, investment yield, current rating (if the Administrator has such information in its possession), maturity, coupon, purchase price and current price of each such Investment as of the end of such month, and (ii) such other information as the Administrator deems appropriate, or as a Member may reasonably require and request, to enable such Member to monitor and evaluate its interest in the Company or to comply with regulatory requirements applicable to it.
Section 9.3    Confidentiality.
(a)    Each Member agrees to maintain the confidentiality of all records, reports and affairs of the Company (including relating to any Subsidiary or Alternative Investment Vehicle), and all information and materials furnished to such Member by the Company, any Subsidiary, any other Member, NMFC’s investment adviser, SkyKnight’s investment adviser, the Administrator or any of their respective Affiliates with respect to their respective businesses and activities; each Member agrees not to provide to any other Person copies of any financial statements, tax returns or other records or reports, or other information or materials, provided or made available to such Member; and each Member agrees not to disclose to any other Person any information contained therein (including any information respecting Portfolio Companies), without the express prior written consent of the Member that is the non-disclosing party or, if the Company is the disclosing party, each of the other Members; provided that each Member may disclose (i) any such information to its investment adviser and investment sub-adviser, or as such Member reasonably believes may be required in connection with the filing of its Registration Statement on Form N-2 or other SEC filings and any periodic reports under the Securities Exchange Act of 1934, as amended, (ii) with Board Approval, the names of borrowers of loans and other investments held by the Company, directly or indirectly through a Subsidiary or otherwise, and summaries of such loan transactions and other investments in any marketing materials (including tombstone ads) in connection with the publication in the ordinary course of business of marketing and investor relation documents and communications by such Member or its Affiliates, (iii) in any press release or other similar public statements that concerns the Company and/or the subject matter of this Agreement and is approved by Board Approval; and (iv) aggregate quarterly or annual portfolio performance metrics relating to prior periods at least 90 days after completion of such periods; provided, further, that any Member may provide financial statements, tax returns and other information contained therein (I) to its Affiliates and the accountants, internal and external auditors, legal counsel, financial advisors and other fiduciaries and representatives (who may be Affiliates of such Member) of such Member and its Affiliates as long as such Member or its Affiliates instructs such Persons to maintain the confidentiality thereof and not to disclose to any other Person any information contained therein (in each instance, to the same extent and subject to the terms and conditions set forth in this Section 9.3); (II) to potential transferees of such Member’s Company interest that agree in writing, for the benefit of the Company, to maintain the confidentiality thereof, but only after reasonable advance notice to the Company; (III) if and to the extent required by law (including judicial or administrative order); provided that, to the extent legally permissible, the Company is given prior notice to enable it to seek a protective order or similar relief; (IV) to representatives of any governmental regulatory agency or authority with jurisdiction over such Member or any of its Affiliates, or as otherwise may be necessary to comply with regulatory requirements applicable to such Member or any of its Affiliates; (V) as required or advisable to obtain financing directly or indirectly by the Company or by a Subsidiary or by the Member or as required or permitted to be disclosed under any related offering or transaction documents; and (VI) in order to enforce rights under this Agreement. Notwithstanding the foregoing, the following shall not be considered confidential information for purposes of this Agreement: (1) information that is publicly available; (2) information obtained by a Member from a third party who is not prohibited from disclosing the information; (3) information in the possession of a Member prior to its disclosure by the Company, a Subsidiary, another Member, NMFC’s investment adviser, NMFC’s investment sub-adviser, SkyKnight’s investment adviser, SkyKnight’s investment sub-adviser, the Administrator or any of their respective Affiliates; or (4) information which a Member can show by written documentation was developed independently of disclosure by the Company, a Subsidiary, another Member, NMFC’s investment adviser, NMFC’s investment sub-adviser, SkyKnight’s investment adviser, SkyKnight’s investment sub-adviser, the Administrator or any of their respective Affiliates. Without limitation to the foregoing, no Member shall engage in the purchase, sale or other trading of securities or derivatives thereof based upon confidential information received from the Company, a Subsidiary, another Member, NMFC’s investment adviser, SkyKnight’s investment adviser, the Administrator or any of their respective Affiliates.
(b)    Each Member: (i) acknowledges that the Company, another Member, NMFC’s investment adviser, SkyKnight’s investment adviser, the Administrator, each of their respective Affiliates, and their respective direct or indirect members, managers, officers, directors and employees are expected to acquire confidential third-party information (e.g., through Portfolio Company directorships held by such Persons or otherwise) that, pursuant to fiduciary, contractual, legal or similar obligations, cannot be disclosed to the Company or the Member; and (ii) agrees that none of such Persons shall be in breach of any duty under this Agreement or the Act as a result of acquiring, holding or failing to disclose such information to the Company or the Members.
(c)    In the event of unauthorized disclosure of confidential information described in Section 9.3(a), the disclosing Member will promptly notify the other Members in writing and provide full details of any unauthorized possession, use or disclosure of such information by any person or entity that may become known to the disclosing Member. The disclosing Member promptly shall use commercially reasonable efforts to prevent a recurrence of any such unauthorized possession, use or disclosure of confidential information.
(d)    Each Member acknowledges and is aware of federal securities laws applicable to such Member that generally prohibit the purchase and sale of securities on the basis of material non-public information with respect to Investments.

Section 9.4    Valuation.
(a)    Except as provided in Section 3.1(e), valuations of the Company as well as each of the Company’s assets and liabilities (including the assets and liabilities of each Subsidiary and each Alternative Investment Vehicle) shall be made as of the end of each fiscal quarter and upon liquidation of the Company pursuant to Section 8.3 in accordance with the following provisions and the Company’s valuation guidelines adopted by Board Approval and then in effect; provided that the valuation of all liabilities shall be determined only in accordance with Section 9.4(a)(iv).
(i)    Within fifteen (15) days after the date as of which a valuation is to be made (unless such valuation date is a fiscal year-end date, in which case, within thirty (30) days after the date as of which a valuation is to be made), pursuant to policies adopted by Board Approval, the Administrator shall deliver to the Board a report as to the recommended valuation as of such date, and provide the Board (and each Member) with a reasonable opportunity to request information and to provide comments with respect to the report.
(ii)    If the recommended valuation as of such date is approved by Board Approval, then the valuation that has been approved shall be final.
(iii)    If there is an objection to the recommended valuation by any Member within the fifteen (15) day period following Administrator’s delivery of the recommended valuation to the Board (and each Member), then, unless such objection is timely resolved, the Administrator shall (A) provide an Approved Valuation Expert with separate explanations of the unresolved objection(s) (one written by the Administrator and setting forth the Administrator’s valuation or range of valuation for each asset and/or liability that is the subject of an unresolved objection, and the other written by the objecting Member and setting forth the objecting Member’s valuation or range of valuation for each such asset and/or liability), and (B) request such Approved Valuation Expert to resolve each outstanding objection by choosing either the related valuation or range of valuation set forth in the Administrator’s explanation or the related valuation or range of valuation set forth in the objecting Member’s explanation, within thirty (30) days after the date as of which a valuation is to be made (unless such valuation date is a fiscal year-end date, in which case, within forty-five (45) days after the date as of which a valuation is to be made), and the Approved Valuation Expert’s determination shall be binding on the Company, the Members, and the Administrator, and (C) determine a final valuation of the Company as well as each of the Company’s assets and liabilities (and for each asset that was the subject of an unresolved objection, consistent with the valuation as of such date resolved by the Approved Valuation Expert), and such final valuation shall be final and binding on the Company and the Members. For this purpose, a valuation of an asset or liability as of such date shall be considered consistent with a valuation of an Approved Valuation Expert if it is equal to the recommended value or within the recommended range of values determined by the Approved Valuation Expert as of such date. An “Approved Valuation Expert” shall mean an independent valuation consultant that has been unanimously approved by all Members.
(iv)    Notwithstanding the terms of foregoing provisions of this Section 9.4, liabilities of the Company, each Subsidiary and each Alternative Investment Vehicle shall be taken into account at the amounts at which they are carried on the books of the Company, each Subsidiary and each Alternative Investment Vehicle, as the case may be, and provision shall be made in accordance with GAAP for contingent or other liabilities not reflected on such books and, in the case of the liquidation of the Company, for the expenses (to be borne by the Company) of the liquidation and winding-up of the Company’s affairs.
(v)    No value shall be assigned to the business name and goodwill or to the office records, files, statistical data, or any similar intangible assets of the Company, each Subsidiary and each Alternative Investment Vehicle not normally reflected in the accounting records of the Company, each Subsidiary and each Alternative Investment Vehicle, as the case may be.
(b)    Except as provided in Section 3.1(e), all valuations shall be made in accordance with the foregoing and shall be final and binding on all Members, absent actual and apparent error. Valuations of the Company’s assets by independent valuation consultants shall be at the Company’s expense. The fees, costs and expenses incurred in connection with valuations of the Company’s assets shall be Expenses for purposes of this Agreement.
ARTICLE 10
MISCELLANEOUS PROVISIONS
Section 10.1    Power of Attorney.
(a)    Each Member irrevocably constitutes and appoints the Administrator as the true and lawful attorney-in-fact of such Member to execute, acknowledge, swear to and file any of the following:
(i)    Any certificate or other instrument (A) which may be required to be filed by the Company under the laws of the United States, the State of Delaware, or any other jurisdiction, or (B) which the Administrator shall file in connection with a Valid Company Purpose; provided that no such certificate or instrument shall have the effect of amending this Agreement or the Administration Agreement other than as expressly permitted hereby;
(ii)    Any amendment or modification of any certificate or other instrument referred to in this Section 10.1; and
(iii)    Any agreement, document, certificate or other instrument which any Member is required to execute in connection with the termination of such Member’s interest in the Company and the withdrawal of such Member from the Company, or in connection with the reduction of such Member’s interest in the Company, which such Member has failed to execute and deliver within ten (10) Business Days after written request by the Administrator.
It is expressly acknowledged by each Member that the foregoing power of attorney is coupled with an interest and shall survive death, legal incapacity and assignment by such Member of its interest in the Company; provided, however, that if a Member shall assign all of its interest in the Company and the assignee shall, in accordance with the provisions of this Agreement, become a substitute Member, such power of attorney shall survive such assignment only for the purpose of enabling each attorney-in-fact to execute, acknowledge, swear to and file any and all instruments necessary to effect such substitution.

(b)    Each Member agrees to execute, upon five (5) Business Days’ prior written notice, a confirmatory or special power of attorney, containing the substantive provisions of this Section 10.1, in form reasonably satisfactory to the Administrator.
Section 10.2    Determination of Disputes. Any dispute or controversy among the Members arising out of or in connection with (a) this Agreement or any amendment to this Agreement, (b) the breach or alleged breach of this Agreement, (c) the actions of any of the Members (in or relating to their capacity as a member of the Company), or (d) the formation, operation or dissolution and liquidation of the Company or any Alternative Investment Vehicle or any Subsidiary, shall be settled by arbitration administered by the International Centre for Dispute Resolution in accordance with its International Arbitration Rules. The place of arbitration shall be New York, New York. The number of arbitrators shall be three. The language of the arbitration shall be English. Any award of the arbitrators shall be final and binding upon the Members, the Company, any Alternative Investment Vehicle and any Subsidiary, and judgment upon any such award may be entered in any court having jurisdiction thereof. The party or parties against whom an award is made shall bear its or their own expenses and those of the prevailing party or parties, including, without limitation, fees and disbursements of attorneys, accountants, and financial experts, and shall bear all arbitration fees and expenses of the arbitrators.
Section 10.3    Certificate of Formation; Other Documents. The Members hereby approve and ratify (i) the filing of the Certificate of Formation on behalf of the Company and (ii) the contribution of the Contributed Assets to the Company pursuant to the Contribution Agreements and the transactions contemplated thereby. The Members agree to execute such other instruments and documents as may be required by law or which the Board deems (or any Member reasonably deems) necessary or appropriate to carry out the intent of this Agreement. Each Member further agrees to deliver, if requested by the Company for provision to a third-party lender, (a) its most recent financials; (b) a certificate confirming the remaining amount of its uncalled Capital Commitment; and (c) such other instruments as the Company or a lender may reasonably require in order to effect any borrowings by the Company or any of its Subsidiaries or Portfolio Companies.
Section 10.4    Force Majeure. Whenever any act or thing is required of the Company or a Member hereunder to be done within any specified period of time, the Company and the Member shall be entitled to such additional period of time to do such act or thing as shall equal any period of delay resulting from causes beyond the reasonable control of the Company or the Member, including, without limitation, bank holidays and actions of governmental agencies, and excluding, without limitation, economic hardship; provided that this provision shall not have the effect of relieving the Company or the Member from the obligation to perform any such act or thing.
Section 10.5    Notice of Litigation or Regulatory Proceedings. Each Member promptly shall notify the other Members in writing in the event that the Member or an Affiliate of the Member is involved in any litigation or regulatory enforcement proceedings, or reasonably anticipates that it may become involved in any litigation or regulatory enforcement proceedings. After initial notice, such Member promptly shall notify the other Members in writing of any material developments related to the litigation or regulatory enforcement proceedings.
Section 10.6    Applicable Law. This Agreement shall be governed by, and construed in accordance with, the internal law of the State of Delaware, without regard to the principles of conflicts of laws thereof, to the extent such principles would require or permit the application of the laws of another jurisdiction.
Section 10.7    Waivers.

(a)    No waiver of the provisions hereof shall be valid unless in writing and then only to the extent therein set forth. Any right or remedy of the Members hereunder may be waived by Board Approval, and any such waiver shall be binding on all Members. Except as specifically herein provided, no failure or delay by any party in exercising any right or remedy hereunder shall operate as a waiver thereof, and a waiver of a particular right or remedy on one occasion shall not be deemed a waiver of any other right or remedy or a waiver on any subsequent occasion.
(b)    Except as otherwise provided in this Agreement, any approval or consent of the Members may be given by Board Approval, and any such approval or consent shall be binding on all Members.
Section 10.8    Notices. All notices, demands, solicitations of consent or approval, and other communications hereunder shall be in writing or by electronic mail (with or without attached PDFs), and shall be sufficiently given if (a) personally delivered, (b) sent by postage prepaid, registered or certified mail, return receipt requested, (c) sent by electronic mail, (d) sent by a reputable overnight courier or (e) sent by facsimile transmission, addressed as follows: if intended for the Company, to the Company’s principal business office determined pursuant to Section 2.3; and if intended for any Member, to the address of such Member set forth on the Company’s records, or to such other address as any Member may designate by written notice. Notices shall be deemed to have been given (i) when personally delivered, (ii) if sent by registered or certified mail, on the earlier of (A) three days after the date on which deposited in the mails or (B) the date on which received, or (iii) if sent by electronic mail, overnight courier or facsimile transmission, on the date on which received; provided that notices of a change of address shall not be deemed given until the actual receipt thereof. The provisions of this Section 10.8 shall not prohibit the giving of written notice in any other manner; any such written notice shall be deemed given only when actually received.
Section 10.9 Construction.
(a)    The captions used herein are intended for convenience of reference only and shall not modify or affect in any manner the meaning or interpretation of any of the provisions of this Agreement.
(b)    As used herein, the singular shall include the plural (and vice versa), the masculine gender shall include the feminine and neuter, and the neuter gender shall include the masculine and feminine, unless the context otherwise requires.
(c)    The words “hereof,” “herein,” and “hereunder,” and words of similar import, when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.
(d)    References in this Agreement to Articles, Sections and Schedules are intended to refer to Articles, Sections and Schedules of this Agreement unless otherwise specifically stated.
(e)    Nothing in this Agreement shall be deemed to create any right in or benefit for any creditor of the Company that is not a party hereto, and this Agreement shall not be construed in any respect to be for the benefit of any creditor of the Company that is not a party hereto.
(f)    References to any Person include such Person’s successors (including any successor by merger, consolidation, conversion or acquisition of all or substantially all of such

Person’s assets) and assigns; provided that, if restricted by this Agreement, only if such successors and assigns are permitted hereunder.
(g)    Reference to day or days without further qualification means calendar days.
(h)    References to any agreement, document or instrument means such agreement, document or instrument, together with all schedules, exhibits and annexes thereto, in each case as amended, modified, waived, supplemented, restated or replaced and in effect from time to time in accordance with the terms thereof.
(i)    References to any applicable law means such applicable law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any Section or other provision of any applicable law means that provision of such applicable law from time to time in effect, including those constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision.
(j)    The term “including” shall mean “including without limitation.”
(k)    References to “cash” “$” or “dollars” means the lawful currency of the United States of America.
Section 10.10    Amendments.
(a)    This Agreement may be amended at any time and from time to time by Board Approval and the approval of each Member.
(b)    Notwithstanding the foregoing, subject to the conditions to the admission or withdrawal of any Member or change in any Member’s Capital Commitment set forth herein, a Member may amend this Agreement and the Member List at any time and from time to time to reflect the admission or withdrawal of any Member or the related change, if any, in any Member’s Capital Commitment, as contemplated by this Agreement.
(c)    Notwithstanding anything to the contrary in this Agreement or in any other document governing the formation, management or operation of the Company, for so long as any obligation under the Loan and Security Agreement is outstanding, neither the Members nor the Company shall amend, alter or change any of Sections 2.4, 2.9, 3.1, 3.2, 5.3(c), 6.2(a), 6.4(b), 6.7(b), 6.11(b), 6.14(f), 8.2(b), this Section 10.10 or Article 1 of this Agreement (to the extent that the terms defined in Article 1 are used in any of the foregoing sections) (the “Special Purpose Provisions”), or any other provisions of this or any other document governing the formation, management or operation of the Company in a manner that is inconsistent with any of the Special Purpose Provisions, unless the LSA Administrative Agent consents in advance and in writing and such action has been approved by the prior unanimous written consent of all of the Board Members, including the Independent Board Member (and no such actions shall be taken or authorized unless there is at least one Independent Board Member then serving in such capacity). The Special Purpose Provisions shall restrict all Subsidiaries and Alternative Investment Vehicles to the same extent such provisions restrict the Company. In the event of any conflict between any of the Special Purpose Provisions and any other provision of this or any other document governing the formation, management or operation of the Company, a Subsidiary or an Alternative Investment Vehicle, the Special Purpose Provisions shall control. The lenders under the Loan and Security Agreement, and their respective successors or assigns, are intended third- party beneficiaries of this Agreement and may enforce the Special Purpose Provisions.
Section 10.11    Legal Counsel. The Company has engaged Schulte Roth & Zabel LLP (“Company Counsel”) as legal counsel to the Company. Company Counsel has previously represented and/or concurrently represents the interests of the Company, NMFC, SkyKnight and/or parties related thereto in connection with matters other than the preparation of this Agreement and may represent such Persons in the future. Each Member: (a) approves Company Counsel’s representation of the Company and SkyKnight in the preparation of this Agreement; and (b) acknowledges that Company Counsel has not been engaged by any other Member to protect or represent the interests of such Member vis-a-vis the Company or the preparation of this Agreement, and that actual or potential conflicts of interest may exist among the Members in connection with the preparation of this Agreement. In addition, each Member: (i) acknowledges the possibility of a future conflict or dispute among Members or between any Member or Members and the Company or the Administrator; and (ii) acknowledges the possibility that, under the laws and ethical rules governing the conduct of attorneys, Company Counsel may be precluded from representing the Company, NMFC and/or SkyKnight (or any equity holder thereof) in connection with any such conflict or dispute. Nothing in this Section 10.11 shall preclude the Company from selecting different legal counsel to represent it at any time in the future and no Member shall be deemed by virtue of this Section 10.11 to have waived its right to object to any conflict of interest relating to matters other than this Agreement or the transactions contemplated herein.
Section 10.12    Execution. This Agreement may be executed in any number of counterparts and all such counterparts together shall constitute one agreement binding on all Members.
Section 10.13    Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto; provided that this provision shall not be construed to permit any assignment or transfer which is otherwise prohibited hereby.
Section 10.14    Severability. If any one or more of the provisions contained in this Agreement, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and all other applications thereof shall not in any way be affected or impaired thereby.
Section 10.15    Computation of Time. In computing any period of time under this Agreement, the day of the act, event, or default from which the designated period of time begins to run shall not be included. The last day of the period so computed shall be included, unless it is a Saturday, Sunday or legal holiday on which banks in New York, Delaware or Maryland are closed, in which event the period shall run until the end of the next day which is not a Saturday, Sunday or such a legal holiday. Any reference to “Business Day” shall refer to any day which is not a Saturday, Sunday or such a legal holiday. Any references to time of day shall refer to New York time.
Section 10.16    Entire Agreement. This Agreement entered into between the Company and each Member in connection with the Members’ subscription of interests in the Company sets forth the entire understanding among the parties relating to the subject matter hereof, any and all prior correspondence, conversations, memoranda or other writings being merged herein and replaced and being without effect hereon. No promises, covenants or representations of any character or nature other than those expressly stated herein or in any such other agreement have been made to induce any party to enter into this Agreement.
[Remainder of page left blank]

IN WITNESS WHEREOF, the Members have caused this Agreement to be executed and delivered as of the date first set forth above.

SkyKnight Income, LLC

By:	SkyKnight Capital, L.P., its managing member

By:	SkyKnight Capital Management, LLC, its general
partner

By:	/s/Matthew Ebbel
Name:	Matthew Ebbel
Title:	Managing Member

SkyKnight Income III, LLC

By:	SkyKnight Capital, L.P., its managing member

By:	SkyKnight Capital Management, LLC, its general
partner

By:	/s/Matthew Ebbel
Name:	Matthew Ebbel
Title:	Managing Member
[SIGNATURE PAGE TO 1ST A&R LLCA OF NMFC SENIOR LOAN PROGRAM IV LLC]

New Mountain Finance Corporation

By:	/s/Shiraz Kajee
Name:	Shiraz Kajee
Title:	Authorized Signatory
[SIGNATURE PAGE TO 1ST A&R LLCA OF NMFC SENIOR LOAN PROGRAM IV LLC]

Independent Board Member
/s/Michael Bondar
Name:	Michael Bondar
[SIGNATURE PAGE TO 1ST A&R LLCA OF NMFC SENIOR LOAN PROGRAM IV LLC]

Schedule A
Member List
Dated as of: May 5, 2021

Member	Address	Capital Commitment	Capital Contributions (since Formation)	Proportionate Share*
SkyKnight Income, LLC	SkyKnight Capital, L.P. One Letterman Drive, Building C, Suite 3-950 San Francisco, CA 94129	$20,600,000	$20,600,000	14.4%
SkyKnight Income III, LLC	SkyKnight Capital, L.P. One Letterman Drive, Building C, Suite 3-950 San Francisco, CA 94129	$10,000,000	$10,000,000	7%
New Mountain Finance Corporation	1633 Broadway, 48th Floor, New York, NY 10019	$112,400,000	$112,400,000	78.6%
* Rounded to nearest tenth decimal.

Schedule B
Partial List of Company Actions Requiring Board Approval
(a)    Without limiting the provisions in the Agreement requiring the Board to approve all actions by the Company, including Sections 6.1(a), 6.2(b) and 6.4, for purposes of clarity, Board Approval shall be required for the Company, any Subsidiary or any Alternative Investment Vehicle that is wholly-owned or otherwise controlled by the Company to do any of the following:
(i)    Take any action or decision which results in the investment of any amount (including any additional amount) in an Investment (other than an amount invested pursuant to a binding obligation previously entered into with Board Approval) or the sale, transfer or other disposition of any Investment (other than an amount sold, transferred or otherwise disposed of pursuant to a binding obligation previously entered into with Board Approval);
(ii)    Make any investment or subject the Company, an Alternative Investment Vehicle or a Subsidiary to any obligation;
(iii)    Modify or waive the terms of any Investment or grant any required approval or consent thereunder either (a) where such approval or consent requires a unanimous vote of lenders or (b) that, if provided by the requisite number or percentage of lenders, would result in or enable any of the following: (1) an extension of additional capital or an extension of or increase in commitments; (2) an amendment or waiver of a financial covenant (including definitions having such effect); (3) an approval of an acquisition which is expected to represent more than 10% of the earnings before interest, taxes, depreciation and amortization of the obligor or issuer; (4) an approval of a sale of assets which represents more than 10% of the earnings before interest, taxes, depreciation and amortization of the obligor or issuer; (5) the incurrence of additional senior debt by the obligor or issuer equal to or greater than 10% of the existing senior commitments or which results in leverage increasing by more than 1 times; or (6) an amendment or waiver of any payment term, including mandatory prepayments;
(iv)    Enter into any transaction with a Member or an Affiliate of a Member (except as specifically permitted by this Agreement);
(v)    Issue any securities, other than limited liability company membership interests in respect of Capital Contributions in accordance with the Capital Commitments;
(vi)    Make short sales of assets or engage in hedging or other derivative or commodities transactions;
(vii)    Enter into any Facility or derivative instrument, directly or indirectly, to leverage the Investments of the Company, any Subsidiary or any Alternative Investment Vehicle, or to pay Expenses, indemnification and/or other obligations; or modify or waive the terms thereof; or make a voluntary prepayment permitted thereunder; or repay or refinance the same;
(viii)    Guarantee, or otherwise become liable for, the obligations of other Persons, including, without limitation, Portfolio Companies and Alternative Investment Vehicles;

(ix)    Replace the Administrator for the Company, or amend, modify or waive the terms of the Administration Agreement, in each instance other than in accordance with the terms of the Administration Agreement;
(x)    Approve a sub-administration agreement, or amend, modify or waive the terms of a sub-administration agreement;
(xi)    Engage and/or replace the independent certified public accounting firm for the Company, or amend, modify or waive the terms of such engagement;
(xii)    Engage and/or replace other service providers who shall provide services to the Company or its business and negotiate, amend, modify or waive the terms of and such engagement;
(xiii)    Admit a substitute or new Member or approve a transfer or pledge of an interest in the Company in accordance with Article 7, except as provided otherwise herein, including pursuant to Section 7.1(a);
(xiv)    Amend, modify or waive any provision of this Agreement;
(xv)    Make non-mandatory accounting determinations that affect reported results of operations, balance sheet items or changes in cash flows of the Company;
(xvi)    Approve or change the valuation process or procedures to be implemented by the Administrator, including the selection, engagement or termination of third-party service providers;
(xvii)    Accept valuations of any assets or liabilities of the Company;
(xviii)    Approve the participation by the Administrator on behalf of the Company on creditors’ committees and any decisions or votes by the Administrator on such committees that would have an impact on, or result in a modification to, the Investment (any such decision or vote by the Administrator to be at the direction of the Board);
(xix)    Change the name or principal office, or open additional offices;
(xx)    File for bankruptcy;
(xxi)    Commence or settle any claims or litigation;
(xxii)    Approve a drawdown of all or any portion of the unpaid balances of the Capital Commitments of the Members, and authorize issuance of the related Capital Call Notice to the Members;
(xxiii)    Determination of reasonable reserves required by the terms of this Agreement or otherwise appropriate for the Company, including any Reserved Amounts;
(xxiv)    Determination of amounts, if any, available for distribution to the Members, and authorization to proceed with any such distributions;
(xxv)    Distribute Investments in kind (excluding cash and cash equivalents);

(xxvi)    Take any action, vote or decision, or provide any consent, approval or waiver, in connection with any right, power, privilege or interest in or with respect to any Affiliate, Subsidiary and Alternative Investment Vehicle, including in respect of any Facility entered into by or on behalf of any Affiliate, Subsidiary and Alternative Investment Vehicle, except to the extent such action, vote, decision, consent, approval or waiver may be exercised (A) by the Administrator in accordance with the terms of the Administration Agreement, or (B) by an agent of the Company as contemplated by any Facility transaction documents authorized by Board Approval; and
(xxvii)    Without duplication of the foregoing, take any action or decision which pursuant to any provision of this Agreement expressly requires Board Approval, including the exercise of any of the powers or actions listed in Section 2.4(b).
(b)    Subject to obtaining Board Approval, the Administrator, the Board and each Member may, in the name and on behalf of the Company, do all things which they deem necessary, advisable or appropriate to make investment opportunities approved by Board Approval available to the Company, to carry out and implement matters approved by Board Approval, and to administer the activities of the Company as specifically directed by the Board, including:
(i)    Execute and deliver all agreements, amendments and other documents and exercise and perform all rights and obligations with respect to any Person in which the Company holds an interest, including Subsidiaries, Alternative Investment Vehicles and other investment and financing vehicles in carrying out and implementing matters specifically approved by Board Approval;
(ii)    Bring to the attention of the Board such opportunities as such Member or the Administrator deems appropriate for the purchase, acquisition, transfer and disposition of Investments, and, subject to specific Board Approval, execute and deliver all agreements, amendments and other documents and exercise and perform of all rights and obligations with respect thereto;
(iii)    Execute and deliver all agreements, amendments and other documents and exercise and perform all rights and obligations with respect to a Facility in carrying out and implementing matters specifically approved by Board Approval, including implementing in the ordinary course of business any increases and decreases in borrowings under such Facility that do not impact the Members’ Capital Commitments;
(iv)    Execute and deliver other agreements, amendments and other documents and exercise and perform all rights and obligations with respect to matters specifically approved by Board Approval; and
(v)    Take any and all other acts specifically delegated to such Member or the Administrator, as the case may be, by this Agreement, by the Administrator or by Board Approval.

Schedule C
Initial Capital Contributions
Initial Capital Contributions of SkyKnight Income, LLC:

Asset	Value
Cash	$0
Other Assets	$20,600,000

Total	$20,600,000
Initial Capital Contributions of SkyKnight Income III, LLC:

Asset	Value
Cash	$0
Other Assets	$10,000,000

Total	$10,000,000
Initial Capital Contributions of New Mountain Finance Corporation:

Asset	Value
Cash	$0
Other Assets	$112,400,000

Total	$112,400,000

Schedule D
Member Capital Commitments

Member	% of Total Capital Commitments*	Capital Commitment
SkyKnight Income, LLC	14.4%	$20,600,000
SkyKnight Income III, LLC	7%	$10,000,000
New Mountain Finance Corporation	78.6%	$112,400,000
Total	100%	$143,000,000
* Rounded to nearest tenth decimal.